    As filed with the Securities and Exchange Commission on December 8, 1998

                                                     Registration  No. ________
 ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------

                            THE FEMALE HEALTH COMPANY
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)
                            -------------------------

                   WISCONSIN                                    3069                               39-1144397
        (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER IDENTIFICATION NO.)
         INCORPORATION OR ORGANIZATION)              CLASSIFICATION CODE NUMBER)
                                                        O.B. PARRISH, CHAIRMAN
           875 NORTH MICHIGAN AVENUE                      OF THE BOARD AND CHIEF
                   SUITE 3660                                EXECUTIVE OFFICER
            CHICAGO, ILLINOIS 60611                      875 NORTH MICHIGAN AVENUE
                 (312) 280-1119                                 SUITE 3660
                                                           CHICAGO, ILLINOIS 60611
                                                              (312) 280-1119
         (ADDRESS AND TELEPHONE NUMBER
       OF PRINCIPAL EXECUTIVE OFFICES AND              (NAME, ADDRESS AND TELEPHONE
          PRINCIPAL PLACE OF BUSINESS)                 NUMBER OF AGENT FOR SERVICE)


                                   COPIES TO:

                              JAMES S. BEDORE, ESQ.
                          REINHART, BOERNER, VAN DEUREN
                            NORRIS & RIESELBACH, S.C.
                       1000 NORTH WATER STREET, SUITE 2100
                               MILWAUKEE, WI 53202
                                 (414) 298-1000

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. |X|

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434,
PLEASE CHECK THE FOLLOWING BOX.   |_|

                        CALCULATION OF REGISTRATION FEE

        TITLE OF EACH                                    PROPOSED             PROPOSED
          CLASS OF                                        MAXIMUM              MAXIMUM
         SECURITIES                  AMOUNT              OFFERING             AGGREGATE            AMOUNT OF
            TO BE                     TO BE                PRICE              OFFERING           REGISTRATION
         REGISTERED               REGISTERED(1)          PER SHARE              PRICE                 FEE
COMMON STOCK, PAR VALUE $.01        2,213,124          $1.375  (2)            $3,043,046           $1,026
PER SHARE
COMMON STOCK, PAR VALUE $.01         200,000           $2.17   (3)            $  434,000
PER SHARE, ISSUABLE UPON
EXERCISE OF A WARRANT

(1) IN THE EVENT OF A STOCK SPLIT, STOCK DIVIDEND OR SIMILAR TRANSACTION INVOLVING THE REGISTRANT'S COMMON STOCK, IN ORDER TO PREVENT DILUTION, THE NUMBER OF SHARES REGISTERED SHALL AUTOMATICALLY BE INCREASED TO COVER THE ADDITIONAL SHARES IN ACCORDANCE WITH RULE 416(A) UNDER THE SECURITIES ACT.

(2) ESTIMATED SOLELY FOR PURPOSES OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(C) UNDER THE SECURITIES ACT, ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW REPORTED SALE PRICES OF THE REGISTRANT'S COMMON STOCK ON DECEMBER 3, 1998, AS REPORTED ON THE AMERICAN STOCK EXCHANGE.

(3) REPRESENTS THE WARRANT'S EXERCISE PRICE PER SHARE FOR PURPOSES OF CALCULATING THE AMOUNT OF THE REGISTRATION FEE IN ACCORDANCE WITH RULE 457(G) UNDER THE SECURITIES ACT.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS                   PRELIMINARY PROSPECTUS
                             SUBJECT TO COMPLETION - DATED _____________

                             THE FEMALE HEALTH COMPANY

                             2,413,124 SHARES OF COMMON STOCK


     This Prospectus may be used only by Kingsbridge Capital Limited (the "Selling Stockholder") in connection with its resale, from time to time, of up to 2,413,124 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock") of The Female Health Company, a Wisconsin corporation ("FHC" or the "Company"). The Shares represent 2,213,124 Shares of Common Stock (the "Equity Line Shares") which may be issued pursuant to a Private Equity Line of Credit Agreement dated November 19, 1998 (the "Equity Line Agreement") between the Company and the Selling Stockholder and 200,000 Shares of Common Stock which the Selling Stockholder may receive upon exercise of a warrant (the "Warrant") held by the Selling Stockholder. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholder. The expenses incurred in registering the sale of the Shares, including legal and accounting fees, will be paid by the Company, except for commissions, transfer taxes and certain other expenses associated with the sale of the Shares, which will be paid by the Selling Stockholder.

     The Company will sell the Equity Line Shares to the Selling Stockholder pursuant to the terms of the Equity Line Agreement. On the date of each purchase under the Equity Line Agreement, the Selling Stockholder will pay the Company a per Share purchase price equal to (a) 88% of the Share's market price (as defined in the Equity Line Agreement), if such market price is $2 or more or (b) 82% of the Share's market price if such market price is less than $2. The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

     The Selling Stockholder may offer, pursuant to this Prospectus, the Shares to purchasers from time to time in transactions on the American Stock Exchange, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to the market prices or at negotiated prices. The Selling Stockholder may effect these transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts or commissions from the Selling Stockholder or from the purchasers of the Shares for whom the broker-dealers may act as an agent or to whom they may sell as a principal, or both. The Selling Stockholder is an "underwriter" within the meaning of the Securities Act in connection with the sale of the Shares offered hereby. See "Plan of Distribution."

     The Common Stock is listed for quotation on the American Stock Exchange under the symbol "FHC." On December 2, 1998, the closing sale price of the Common Stock was $1.50.


     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS _______________

                                TABLE OF CONTENTS

                                                                         Page
Available Information......................................................  2
Prospectus Summary.........................................................  3
Risk Factors...............................................................  7
The Equity Line Agreement.................................................. 13
Use of Proceeds............................................................ 15
Price Range of Common Stock................................................ 15
Dividend Policy............................................................ 15
Determination of Offering Price............................................ 15
Capitalization............................................................. 16
Management's Discussion and Analysis of Financial Condition
  and Results of Operations................................................ 17
Business................................................................... 23
Management................................................................. 30
Principal Shareholders..................................................... 35
Certain Transactions....................................................... 36
Description of Capital Stock............................................... 37
Selling Stockholder........................................................ 41
Plan of Distribution....................................................... 42
Legal Matters.............................................................. 43
Experts.................................................................... 43
Index to Financial Statements..............................................F-i

     No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholder or any underwriters, brokers or agents. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as a "small business issuer" as defined under Regulation S-B promulgated under the Securities Act. In accordance with the Exchange Act, the Company files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at, and copies of such materials can be obtained at prescribed rates from, the Public Reference Room of the Commission located at 450 Fifth Street, N.W., Washington, D.C. and the Commission's Pacific Regional Office located at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California, the Commission's Northeast Regional Office located at 7 World Trade Center, Suite 1300, New York, New York and at the Commission's Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. The public may obtain information concerning the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Company has filed the registration statement of which this Prospectus is a part and other filings pursuant to the Exchange Act with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, and such filings are publicly available through the Commission's site on the World Wide Web on the Internet located at http://www.sec.gov.

     This Prospectus does not contain all of the information set forth in the registration statement of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the registration statement, including the exhibits filed as a part thereof, copies of which can be expected at, or obtained at prescribed rates from, the Public Reference Branch of the Commission at the address set forth above. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to this Prospectus. The Company's Common Stock is traded on the American Stock Exchange and copies of the foregoing materials may also be inspected and copied at such exchange.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto contained elsewhere in this Prospectus. The risks of an investment in these securities are described under "RISK FACTORS." Each prospective investor is urged to read this Prospectus in its entirety.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. In light of the important factors that can materially affect results, including those set forth below, the inclusion of forward-looking information herein should not be regarded as a representation by the Company or any other person that the objectives or plans for the Company will be achieved. Assumptions relating to budgeting, research, sales, results and market penetration and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause the Company to alter its capital expenditure or other budgets, which may in turn affect the Company's business, financial position, results of operations and cash flows. The reader is, therefore, cautioned not to place undue reliance on forward-looking statements contained herein, which speak as of the date of this Prospectus. Factors that might cause actual results to differ from those anticipated in the forward-looking statements include, but are not limited to, those described in "Risk Factors."

                                   THE COMPANY

     The Company is essentially a global start-up company. Its business consists solely of the manufacture and sale of the female condom, known in the United States as REALITY(R) and under various other trade names in foreign countries. The Company was incorporated in Wisconsin in 1971 and established in its current form as The Female Health Company on February 1, 1996.

     Initially, the Company expended significant time and resources in the development of the female condom and securing FDA approval to market the female condom in the United States. During this time, the Company also operated its original business of marketing specialty chemical and branded consumer products for the leisure time, household and institutional health care markets under the name Wisconsin Pharmacal (the "Recreational Products Business"). After considering various alternatives, in 1995 the Board of Directors selected the female condom as the central focus for the Company's strategic direction. As a result, in January 1996, the Company sold its Recreational Products Business, changed its name to The Female Health Company and devoted itself solely to the commercialization of the female condom.

     As part of this restructuring, on February 1, 1996, the Company acquired the stock of Chartex Resources Limited (which, together with its wholly-owned subsidiary, Chartex International, Plc, is referred to in this Prospectus collectively as "Chartex"), the manufacturer and owner of certain worldwide rights to, and the Company's then sole supplier of, the female condom. As a result of these transactions, the Company's sole business now consists of the manufacture, marketing and sale of the female condom. The Company owns certain global intellectual property rights for the female condom, including patents in the United States, the European Union, Japan and various other countries, regulatory approvals in certain countries, including a Pre-Market Approval ("PMA") granted by the United States Food and Drug Administration ("FDA") approving and permitting marketing of the female condom in the United States (which PMA is required to market the product in the United States since the FDA determined that the product was a Class III medical device regulated by the
FDA), and CE mark in the European Union ("EU") (representing that the product, as a medical device, has been approved by the EU for marketing in the member countries of the EU) and certain proprietary manufacturing technology. In addition, the Company leases a state of the art manufacturing facility in London, England, capable of producing 60 million female condoms per year. The facility has been inspected and approved by the FDA and the EU.

     Clinical trials have established the female condom as safe and effective. Studies show the following:

Reduction in STDs(1)                             34%            (Results when female condom was
Reduction in Acts of Unprotected Sex(1)          25%            available  as an option vs.  when
                                                                only the male condom was available.)
Effectiveness in Preventing Pregnancy(2)         95%(3)         (When used properly with every
                                                                sex act.)

(1)   Supported by UNAIDS
(2) Supported by The U.S. Agency for International Development (USAID) and conducted by Family Health International (FHI).
(3) Recent studies completed in Japan evaluating the female condom's effectiveness in preventing pregnancy, which were submitted to the Japanese regulatory authorities in connection with their review of the product, showed the female condom to be approximately 98% effective when used consistently and correctly.

         The Company believes the female condom has global potential to help prevent sexually transmitted diseases ("STDs") and unintended pregnancy. UNAIDS estimates that 30 million people worldwide now have HIV/AIDS, that there are 16,000 new cases per day, and at the present rate 40 million children will be orphaned by AIDS by the year 2010. In addition, HIV/AIDS is decimating the social and economic structures in many developing countries. There are now 13 Sub-Saharan African countries in which 10% or more of the population is infected. In the United States, the Center for Disease Control notes that five of the ten most frequently reported diseases are STDs and that one in five Americans over the age of 12 has Herpes. In a recent study, the National Academy of Science estimated that $17 billion is spent annually in the United States on treating STDs. However, for every $1 spent on prevention of STDs, $43 is spent on treatment of STDs.

         The female condom is made of polyurethane which is approximately 40% stronger than latex, the material of which most male condoms are made. It is thin, comfortable and, unlike the male condom, can be put in place prior to sexual arousal. As a result, it is less disruptive to the natural flow of the sex act. In addition, to date, there have been no reported allergic reactions to the female condom. However, it is estimated that 7% of all individuals are allergic to latex, the material most often used in male condoms.

         The Company's strategy is to position itself as a manufacturer and capitalize on its proprietary position by selling the product through global public sector and country-specific public and private sector partners which have established female/consumer marketing organizations with sufficient resources to penetrate the market. Existing global public sector and country-specific partners purchase the female condom ex-factory and are responsible for all marketing and shipping expenses.

         Global Public Sector: UNAIDS and the Company have entered into a multi-year global public sector agreement for FHC to provide the female condom to developing countries at a special reduced price based on worldwide volume. During the last year, product launches were made in Zimbabwe, Bolivia, Haiti, South Africa and Zambia. It is anticipated that multiple launches will occur during the next two years, including launches in Kenya, Nigeria, Uganda, Ghana, Cambodia, Bangladesh, Columbia and Central America. Population Services International (PSI), an organization that performs social marketing of various products in developing countries, launched the product in Zimbabwe under the UNAIDS agreement. Based on its success in Zimbabwe, PSI, in collaboration with UNAIDS, is now marketing the female condom in seven countries. In PSI's current annual report, PSI indicates that, in collaboration with UNAIDS, PSI plans to launch the female condom worldwide. PSI also notes in its report that, in 1997, it distributed 539 million male condoms.

         United States Public Sector: In the United States, currently 10 major cities and 15 states, including the States of New York, Pennsylvania, Florida, Connecticut, Hawaii, Louisiana, Maryland, New Jersey, South Carolina and Illinois, and the cities of Miami, Washington, D.C., Chicago, Philadelphia, New York and Houston, have purchased the female condom. In addition, all of the cities and states have reordered product since their initial orders.

         Commercial Markets: The Company markets the product directly in the United States and United Kingdom. The Company has commercial partners which have recently launched the product in Canada, Brazil, Venezuela, Taiwan, South Korea and Holland. The Company has signed distribution agreements in Japan and Bangladesh where launches are expected in the coming year. In Japan, the market for male condoms exceeds 600 million units. In Japan, the Company has entered into a relationship with Taiho Pharmaceutical Co., Inc. ("Taiho"), a $1 billion division of a $5 billion Japanese health care company. Taiho will market the female condom in Japan once it receives Japanese regulatory approval. In October 1997, Taiho submitted an application to Koseisho (the Japanese equivalent of the United States FDA) seeking approval to market the female condom in Japan. The application is currently under review, with Taiho expecting to receive approval to commence marketing the female condom in Japan during the Company's 1999 fiscal year. The Company's partner in Japan has invested more than $2 million to date in pre-launch development expenses.

         The Company is in discussions with potential partners for key European countries, India, Mexico, the People's Republic of China and Russia.

         The Company believes sales volume will continue to grow as more public health officials and consumers become familiar with the female condom and its effectiveness in preventing STDs, including HIV/AIDS, and in reducing health care costs.

         As a result of the earlier investment by Chartex, the Company has a $70 million tax loss carryforward in the United Kingdom.

         The Company's principal executive offices are located at 875 North Michigan Avenue, Suite 3660, Chicago, Illinois 60611, and its telephone number is 312-280-1119.

                                  THE OFFERING

Securities to be offered
by the Selling Stockholder (1).......................     Up to 2,413,124 Shares of Common Stock

Common Stock outstanding as of November 17, 1998          10,441,227 Shares(2)

American Stock Exchange symbol.......................     FHC


(1) The Company may sell to the Selling Stockholder up to $6 million worth of the Company's Common Stock in tranches pursuant to the Equity Line Agreement. The amount and timing of such sales will be determined by the Company, subject to certain restrictions set forth in the Equity Line Agreement. See "The Equity Line Agreement."

(2) Does not include (a) 1,408,534 Shares of Common Stock issuable upon exercise of warrants outstanding as of September 30, 1998 (including 200,000 Shares issuable upon exercise of the Warrant); (b) 1,174,478 Shares of Common Stock issuable upon exercise of stock options outstanding as of September 30, 1998; (c) 680,000 Shares of Common Stock issuable upon conversion of outstanding preferred stock; and (d) Shares of Common Stock issuable to the Selling Stockholder pursuant to the Equity Line Agreement.

                          SUMMARY FINANCIAL INFORMATION


         The summary financial information set forth below is derived from the financial statements appearing elsewhere in this Prospectus. This information should be read in conjunction with such financial statements, including the notes thereto.

                                            Year Ended September 30          Nine Months Ended June 30
                                            1996             1997              1997             1998
STATEMENTS OF OPERATIONS DATA:
Net revenues....................         $2,064,258       $2,916,408         $2,016,419       $4,040,672
                                                          ----------
Cost of products sold...........          4,719,979        3,475,709          2,859,138        4,082,175
Advertising and Promotion.......          1,976,289        1,642,347          1,480,639          371,421
Net loss........................         (8,798,303)      (6,251,149)       (5,369,941)      (2,702,645)
Loss  per common and dilutive
 common equivalent share........              $(1.33)        $(0.74)            $(0.66)           $(0.37)


                                       September 30, 1997        June 30, 1998
CONSOLIDATED BALANCE SHEET
 DATA:
Working capital.................            $1,312,106              $1,899,704
Total assets....................             8,339,335               7,724,158
Long-term debt and capital lease
 obligations....................               538,969                   9,591
Stockholders' Equity............             3,554,638               3,594,778

                                  RISK FACTORS

         Prospective investors should carefully consider the risk factors set forth below, as well as the other information contained in this Prospectus.

ADDITIONAL CAPITAL REQUIRED; POTENTIAL DILUTION

         Sales of the Company's sole product, the female condom, are currently insufficient to cover fixed manufacturing overhead, advertising and general and administrative costs. Consequently, management recognizes that the Company must secure additional capital to fund operating losses. At this stage in the Company's development, the amount and timing of the Company's future capital requirements cannot be precisely determined. Management believes that the capital which it may raise through sales of Common Stock under the Equity Line Agreement will be sufficient to satisfy its current and expected funding requirements. If the conditions required to sell Common Stock to the Selling Stockholder under the Equity Line Agreement are not satisfied or the Company does not receive shareholder approval to increase its authorized Common Stock to enable it to sell a sufficient number of shares under the Equity Line Agreement, the Company may need to raise additional capital in the immediate future. The Company may seek such additional capital through the sale of debt or equity securities or the sale of Company assets or rights, or by discounting receivables and/or letters of credit or by other means available to the Company. However, factors affecting the Company's capital requirements, including new market launches by the Company's international partners and sales orders from existing customers, are outside the control of management. Some of these factors may increase the amount of capital required or accelerate the date when additional capital will be required, or both. No assurance can be given that the Company will be successful in raising additional capital. Further, there can be no assurance that such amount, if raised, will be sufficient to operate the Company until sales of the female condom generate sufficient revenues to fund operations. In addition, any such funds raised may be costly to the Company and/or dilutive to existing shareholders.

RELIANCE ON PRODUCT LINE

         The Company expects to derive its future revenues from sales of the female condom, its sole current product. The product is in the early stages of its commercialization. Accordingly, the ultimate level of acceptance of the female condom by public health advocates as well as users around the world, which includes the decision to use the female condom versus other available products, is not yet known.

         The Company's current level of expenditures has been established to support a higher level of revenues associated with the female condom. For the Company to begin generating cash from operations, sales of the female condom will have to increase approximately two times the current annualized level ($454,000 per month). If sales do not increase from current levels to this degree or if the cost to obtain this level of sales is prohibitive, the Company will continue to incur operating losses and, ultimately, the Company's viability will be in jeopardy.

CONTINUED LISTING ON THE AMERICAN STOCK EXCHANGE

         The Company's Common Stock is listed for trading on the American Stock Exchange (the "Exchange"). The Constitution of the Exchange provides that its Board of Governors may, in its discretion, at any time, remove any security from listing. Although the determination as to whether a security warrants delisting is not based on any precise mathematical formula, the Exchange has adopted a number of guidelines which it will consider when deciding whether to delist an Exchange-traded security. Certain of these guidelines address the issuer's financial condition. For example, the Exchange will consider delisting the securities of an issuer which has stockholders' equity of less than $2 million if the Company has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years (which the Company has) or which has stockholders' equity of less than $4 million if the Company has sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years (which the Company has). As of June 30, 1998, the Company had stockholders' equity of approximately $3.6 million. On February 5, 1998, the Company received a letter from the Exchange noting that the Company has fallen below certain of the Exchange's continued listing guidelines and indicating that the Exchange will review the Company's listing eligibility. The letter specifically noted that the Company has fallen below the Exchange's continued listing guidelines triggered by both (1) five years of losses and (2) equity below $4 million since the Company had losses in three of its four most recent fiscal years. There can be no assurance that the Exchange will permit the continued listing of the Company's Common Stock on the Exchange. If the Exchange delists trading of the Company's Common Stock, investors would likely find it more difficult to obtain accurate quotations of the price of the Company's Common Stock and to sell the Common Stock on the open market.

HISTORY OF LOSSES; SUFFICIENCY OF CAPITAL; INDEPENDENT AUDITOR'S GOING CONCERN OPINION

         The Company incurred a loss of $6.3 million for the year ended September 30, 1997 and a loss of $2.7 million for the nine months ended June 30, 1998. As of June 30, 1998, the Company had an accumulated deficit of $40.6 million. At June 30, 1998, the Company had working capital of $1.9 million and stockholders' equity of $3.6 million. Historically, the Company has incurred cash operating losses relating to expenses incurred to develop, manufacture and promote the female condom. Consistent with the availability of resources, the Company expects to incur substantial expenditures in fiscal 1999 in an effort to support its manufacturing operations and increase awareness and distribution of the female condom around the globe. Until internally generated funds are sufficient to meet cash requirements, the Company will remain dependent upon its ability to generate sufficient capital from outside sources. There can be no assurance that the Company will achieve a profitable level of operations in the near term or at all.

         The independent auditor's report on the Company's consolidated financial statements for the years ended September 30, 1997 and 1996 was qualified as to the Company's ability to continue as a going concern. While many factors are considered by the auditor in reaching its opinion, the primary reason for the going concern opinion on the Company's financial statements was due to continued deficit cash flows from operations, driven largely by continued operating losses. For the year ended September 30, 1997, the Company's net cash used in operations was $5 million. For the nine months ended June 30, 1998, the net cash used in operations totalled $2.6 million.

         In the near term, the Company's management expects operating costs to continue to exceed funds generated from operations due principally to the Company's fixed manufacturing costs relative to current production volumes. While management believes that revenue from sales of the female condom will eventually exceed operating costs and that ultimately operations will generate sufficient funds to meet capital requirements, there can be no assurance that such level of operations will be achieved in the near term. Management believes that the Company must first achieve, on a continuing basis, positive cash flow from operations and net operating profits in order for the Company's independent auditors to re-evaluate the going concern opinion.

COMPETITION

         The Company believes that there is currently no other female condom sold in the world. However, other parties may seek to develop an intravaginal pouch which does not infringe the Company's patents. These products, if developed, could be distributed by companies with greater financial resources and customer contacts than the Company.

         There are a number of other products currently marketed which have a higher degree of accepted efficacy for preventing pregnancy. These products include birth control pills, Norplant and Depo Provera. However, other than the female condom, only the latex male condom is generally recognized as being efficacious in preventing unintended pregnancies and STDs. Companies manufacturing these products are generally larger than the Company and have access to greater resources than the Company. In addition, the female condom is generally sold at the retail level at prices comparatively greater than the price of the latex male condom. Accordingly, the female condom will not be able to compete with the latex male condom solely on the basis of price.

FUTURE SALES OF COMMON STOCK

         Sales of the Company's Common Stock in the public market or the perception that such sales may occur, could adversely affect the market price of the Company's Common Stock. As of November 17, 1998, the Company had outstanding 10,441,227 shares of Common Stock and 680,000 shares of convertible preferred stock which are convertible into an equal number of shares of Common Stock. All of these shares are eligible for resale in the public market by persons other than "affiliates" of the Company (generally, a person who has a control relationship with the Company) without regard to any resale limitations under Rule 144 of the Securities Act. In addition, the Equity Line Agreement provides that the Company will issue at least $1 million (up to a maximum of $6 million) of Common Stock during its term, which commences on the effective date of the registration statement of which this Prospectus is a part (the "Effective Date") and continues until the earlier of (1) the date the Company sells $6 million of Common Stock to the Selling Stockholder under the Equity Line Agreement, (2) the date the Company fails to meet certain obligations under the Equity Line Agreement or (3) 24 months after the Effective Date. (If the Company does not issue the minimum $1 million of stock to the Selling Stockholder, the Company must pay the Selling Stockholder an amount equal to the portion of the $1 million not sold, multiplied by 12% (17% if the failure to sell the required minimum is due to certain specified events).) The Shares of Stock which the Company may sell to the Selling Stockholder under the Equity Line Agreement will be available for immediate resale to the public pursuant to this Prospectus. Further, the Company has issued options and warrants to purchase an aggregate of 2,383,012 shares of Common Stock. The Company has filed or intends to file registration statements under the Securities Act to register the sale of the shares underlying these options and warrants and, accordingly, any shares received upon exercise of these options or warrants will also be freely tradable without restriction by persons other than affiliates. The resale of the Shares pursuant to the Equity Line Agreement and the outstanding stock options and warrants, or the prospect of such resales, may have an adverse effect on the market price of the Common Stock.

DILUTIVE AND OTHER EFFECTS OF EQUITY LINE AGREEMENT

         While the equity line arrangement governed by the Equity Line Agreement will help provide the Company with additional future financing, the sale of Shares thereunder will have a dilutive impact on other stockholders of the Company. As a result, the Company's net income (loss) per share could be materially decreased (increased) in future periods, and the market price of the Common Stock could be materially and adversely affected. In addition, the Common Stock to be issued under the Equity Line Agreement will be issued at a discount to the then prevailing market price of the Common Stock. These discounted sales could have an immediate adverse effect on the market price of the Common Stock.

         The Company has also agreed to pay Hartinvest-Medical Ventures ("HMV"), the entity that solicited the Selling Stockholder, a commission of 7% on all amounts received by the Company under the Equity Line Agreement. This commission may, at the option of HMV, be paid in shares of the Company's Common Stock valued at the same price at which Shares of Common Stock are sold to the Selling Stockholder under the Equity Line Agreement. As further consideration, the Company has agreed to issue to HMV warrants to purchase Shares of Common Stock equal to 10% of the number of Shares actually sold by the Company to the Selling Stockholder under the Equity Line Agreement. The warrants will have a three-year term and be exercisable at a price per share equal to $2.17 (which was 120% of the last sale price of the Company's Common Stock on the date the Equity Line Agreement was executed). As further consideration for entering into the Equity Line Agreement, the Company issued to the Selling Stockholder the Warrant, which is exercisable over a three-year period at an exercise price of $2.17 (which was equal to 120% of the last sale price of the Company's Common Stock on the date the Equity Line Agreement was executed). The issuance or resale of the Shares would have a further dilutive effect on the Company's stockholders and could have an adverse effect on the Company's stock price. The Equity Line Agreement will not be available under certain conditions which could require the Company to seek funds from other sources (with the intendent risk factor set forth in the preceding paragraph).

VOLATILITY OF STOCK PRICE

         The market price of the Company's Common Stock has been and may continue to be affected by quarter-to-quarter variations in the Company's operating results, announcements by the Company's competitors and other factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations, particularly among emerging growth company stock, which have often been unrelated to the operating performance of particular companies. Factors not directly related to the Company's performance, such as governmental regulation or negative industry reports, may also have a significant adverse impact on the market price of the Company's Common Stock.

DEPENDENCE ON KEY PERSONNEL

         The Company's success will depend in large part upon its ability to attract and retain highly qualified personnel. The Company is particularly dependent upon the services of O.B. Parrish, its Chairman of the Board and Chief Executive Officer, and Mary Ann Leeper, Ph.D., its President and Chief Operating Officer. The Company has entered into an employment agreement with Dr. Leeper. The loss of the services of these or certain other key individuals, or the failure of the Company to attract and retain other skilled personnel, could have a material adverse impact on the Company. The Company has not purchased keyman life insurance insuring the lives of any of its executive officers or key employees.

PENNY STOCK RULES

         The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure in connection with trades in any stock defined as a "penny stock." The Securities and Exchange Commission's regulations generally define a penny stock to be an equity security that has a price of less than $5.00 per share, subject to certain exceptions (including equity securities listed on the American Stock Exchange) or issued by an issuer that has (1) net tangible assets in excess of $2 million, if such issuer has been in continuous operation for at least three years; (2) net tangible assets in excess of $5 million, if such issuer has been in continuous operation for less than three years; or (3) average annual revenues of at least $6 million for the last three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

         In addition, if the Company's Common Stock falls within the definition of "penny stock," trading in the Company's securities would be covered by Rule 15g-9 promulgated under the Exchange Act. Under this rule, generally broker-dealers who recommend such securities to persons other than established customers and certain accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale of such securities.

         Although the Company believes that its securities will, as of the date of this Prospectus, be outside the definitional scope of a penny stock, as they will be listed on the American Stock Exchange, in the event the Common Stock were subsequently to become characterized as penny stock, the market liquidity for the Company's securities could be adversely affected. In such an event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of purchasers in this offering to sell their securities in the secondary market.

CONTINGENT LIABILITIES

         The Company has entered into an exclusive North American licensing agreement with the owner of the "reality" trademark and a royalty agreement with a nonprofit organization that previously conducted a major study to assess the safety and efficacy of the female condom. The Company's fiscal 1997 trademark royalty expense was approximately $5,700. During fiscal 1998, the Company incurred a royalty expense to the nonprofit organization of approximately $1,600.

PRODUCT LIABILITY

         The nature of the Company's product may expose the Company to significant product liability risks. The Company maintains product liability insurance with coverage limits of $5 million per year on the female condom. There can be no assurance that the Company will be able to maintain such insurance on acceptable terms or that such insurance will provide adequate coverage against product liability claims. While no product liability claims on the female condom have been brought against the Company to date, a successful product liability claim against the Company in excess of the Company's insurance coverage could have a material adverse effect on the Company.

FOREIGN CURRENCY AND MARKET RISK

         The Company manufactures the female condom in a facility located in London, England. Further, a material portion of the Company's future sales are likely to be in foreign markets. Manufacturing costs and sales to foreign markets are subject to normal currency risks associated with changes in the exchange rate of foreign currencies relative to the United States dollar. To date, the Company's management has not deemed it necessary to utilize currency hedging strategies to manage its currency risks. On an ongoing basis, management continues to evaluate its commercial transactions and is prepared to employ currency hedging strategies when it believes such strategies are appropriate. In addition, some of the Company's future international sales may be in developing nations where dramatic political or economic changes are possible. Such factors may adversely affect the Company's results of operations and financial condition.

GOVERNMENT REGULATION

         The female condom is subject to regulation by the FDA, pursuant to the federal Food, Drug and Cosmetic Act (the "FDC Act"), and by other state and foreign regulatory agencies. Under the FDC Act, medical devices must receive FDA clearance before they can be sold. FDA regulations also require the Company to adhere to certain "Good Manufacturing Practices, which include testing, quality control and documentation procedures. The Company's compliance with applicable regulatory requirements is monitored through periodic inspections by the FDA. The failure to comply with applicable regulations may result in fines, delays or suspensions of clearances, seizures or recalls of products, operating restrictions and criminal prosecutions and could have a material adverse effect on the Company.

MANAGEMENT OF OPERATIONS

         The Company's future short-term and long-term success will be dependent upon its ability to effectively anticipate, respond to and manage changing business conditions. The Company believes that current management will be able to properly manage the Company's future operations. However, there can be no assurance that the Company will be able to adapt its manufacturing operations or administrative and financial functions to manage the Company's growth or to otherwise address the future needs of the business.

YEAR 2000 ISSUES

         The Company's State of Readiness. The Company's main financial and manufacturing hardware and software systems have been tested and are either now Year 2000 compliant or are expected to be by December 31, 1998. This was accomplished primarily through systems upgrades and maintenance done over the last few years. The Company is in the process of surveying major customers and suppliers regarding their Year 2000 readiness and, to date, the Company is not aware of any significant Year 2000 issues at these entities that would materially affect the Company's business. The Company believes that if a Year 2000 problem develops at any of the Company's vendors whereby the vendor becomes unable to address the Company's needs, alternative vendors are readily available that could furnish the Company with the same or similar supplier or services without material undue delay or expense.

         Costs to Address the Company's Year 2000 Issues. The majority of the Company's Year 2000 issues were corrected either through systems upgrades or normal maintenance contracts. The cost of these improvements to date has been approximately $20,000.

         Risks to the Company for Year 2000 Issues. With regard to systems under the Company's control, the Company knows of no significant exposure that the Company has to the Year 2000 issue since, if necessary, the Company's systems are capable of accepting manually entered data. The worst case scenario is that the Company has to revert back to certain manual systems. The Company believes that its customers and vendors are at various stage of compliance but the Company has not been made aware of significant Year 2000 issues that would materially affect its business with them. The Company will continue to monitor Year 2000 compliance with its customers and vendors throughout 1999 but it will not be able to achieve the same degree of certainty that it can with its own internal systems.

         The Company's Contingency Plan. To the extent that the Company discovers minor internal systems that are not Year 2000 compliant by mid-1999, it will have time to implement manual systems by year-end 1999 which the Company believes will significantly reduce the financial risk to the Company.

                            THE EQUITY LINE AGREEMENT

         Effective November 19, 1998, the Company entered into the Equity Line Agreement with Kingsbridge Capital Limited, a private investor (the "Selling Stockholder"), pursuant to which the Company may issue and sell, from time to time, shares of its Common Stock for cash consideration up to an aggregate of $6 million. Pursuant to the requirements of the Equity Line Agreement, the Company has filed a registration statement, of which this Prospectus forms a part, in order to permit the Selling Stockholder to resell to the public any Shares that it acquires pursuant to the Equity Line Agreement. Commencing as of the date the registration statement of which this Prospectus forms a part is declared effective by the Securities and Exchange Commission and continuing for a period of 24 months thereafter, the Company may from time to time at its sole discretion, and subject to certain restrictions set forth in the Equity Line Agreement, sell ("put") Shares of its Common Stock to the Selling Stockholder at a price equal to (a) 88% of the then current average market price of a Share of the Company's Common Stock, as determined under the Equity Line Agreement, if such average market price is at least $2 or (b) 82% of such average market price if the average market price is less than $2. Puts can be made every 20 trading days in amounts ranging from a minimum of $100,000 to a maximum of $1,000,000, depending on the trading volume and the market price of the Common Stock at the time of each put. The Company is required to put at least $1,000,000 of its Common Stock to the Selling Stockholder over the two-year life of the Equity Line Agreement. If the Company does not put at least $1 million of the Common Stock to the Selling Stockholder during the term of the Equity Line Agreement, the Company must pay the Selling Stockholder at the end of such two-year term an amount equal to the portion of the $1 million not so put, multiplied by 12% (17% if the failure to put the required minimum occurs as a result of certain specified events). As of the date of this Prospectus, no Shares of Common Stock have been sold to the Selling Stockholder under the Equity Line Agreement.

         Under the Equity Line Agreement, the average market price of the Company's Common Stock for purposes of calculating the purchase price to be paid by the Selling Stockholder will be calculated as the average of the lowest bid prices of the Common Stock (as reported by Bloomberg L.P.) on each of the five days on which the Exchange is open for business (a "trading day"), during the period which includes the two trading days preceding the day on which the Company delivers notice to the Selling Stockholder that the Company is exercising a put (a "Put Notice"), the trading day on which the Put Notice is delivered, and the two trading days following the trading day on which the Put Notice is delivered.

         The Company's ability to put Shares of its Common Stock, and the Selling Stockholder's obligation to purchase the Shares, is conditioned upon the satisfaction of certain conditions. These conditions include: (1) the registration statement of which this Prospectus forms a part must have been declared effective by the Securities and Exchange Commission; (2) the representations and warranties of the Company set forth in the Equity Line Agreement must be accurate as of the date of each put; (3) the Company must have performed and complied with all obligations under the Equity Line Agreement, the Registration Rights Agreement entered into between the Company and the Selling Stockholder in connection with the Equity Line Agreement and the Warrant required to be performed as of the date of each put; (4) no statute, rule, regulation, executive order, decree, ruling or injunction may be in effect which prohibits or directly and adversely affects any of the transactions contemplated by the Equity Line Agreement; (5) at the time of a put, there may not have been any material adverse change in the Company's business, operations, properties, prospects or financial condition since the date of fling of the Company's most recent periodic report filed with the Securities and Exchange Commission pursuant to the Exchange Act; (6) the Company's Common Stock must not have been delisted from the Exchange nor suspended from trading; (7) the number of Shares to be put to the Selling Stockholder, together with any Shares then held by the Selling Stockholder, may not exceed 9.9% of all shares of Common Stock of the Company that would be outstanding upon completion of the put; (8) the Company's Common Stock must have a minimum bid price of $1.00 per share at the time of the put; and (9) the average trading volume of the Company's Common Stock for 20 consecutive trading days immediately preceding a put must be at least 17,000 shares per day. In addition, at present the Company has approximately 1,300,000 shares of Common Stock authorized but unissued and unreserved. Accordingly, until the Company increases its authorized Common Stock by amending its Articles of Incorporation (which requires shareholder approval), the Company cannot sell more than approximately 1,300,000 shares of Common Stock to the Selling Stockholder. The Company intends to seek shareholder approval to amend its Articles of Incorporation to increase its authorized Common Stock at its 1999 annual shareholder meeting.

         The Selling Stockholder has agreed that it will not engage in short sales of the Company's Common Stock except that the Selling Stockholder may enter into any short sale or other hedging arrangement it deems appropriate with respect to Shares it receives under the Equity Line Agreement after it receives a Put Notice with respect to such Shares so long as such short sales or arrangements do not involve more than the number of such Shares with respect to that Put Notice.

         In conjunction with the Equity Line Agreement, effective November 19, 1998, the Company issued to the Selling Stockholder the Warrant, which entitles the holder to purchase 200,000 shares of the Company's Common Stock at a price of $2.17 per share (which represents 120% of the closing price of a share of the Company's Common Stock on the date the Equity Line Agreement was executed). The Warrant is exercisable at any time beginning on May 19, 1999 and ending on May 19, 2002. The Warrant contains provisions that protect against dilution by adjustment of the exercise price and the number of shares issuable thereunder upon the occurrence of certain events, such as a merger, stock split or reverse stock split, stock dividend or recapitalization. The exercise price of the Warrant is payable either (a) in cash or (b) by a "cashless exercise," in which that number of Shares of Common Stock underlying the Warrant having a fair market value at the time of exercise equal to the aggregate exercise price are cancelled as payment of the exercise price.

         Prior to entering into the Equity Line Agreement, on May 1, 1998 and renewed on November 13, 1998, the Company entered into a Fund-Raising Agreement with Hartinvest-Medical Ventures ("HMV"). Pursuant to this agreement, HMV agreed to solicit potential purchasers of the Company's Common Stock and the Company agreed to pay HMV a commission if it was successful in attracting such purchasers. Pursuant to this agreement, HMV solicited the Selling Stockholder. Accordingly, HMV is entitled to receive a commission equal to 7% of the amount of funds received by the Company under the Equity Line Agreement. HMV may elect to receive this commission in cash or stock valued at the same price as the Selling Stockholder pays under the Equity Line Agreement. As further consideration, pursuant to this agreement, the Company is required to issue to HMV three-year warrants to purchase shares of the Company's Common Stock equal to 10% of the number of Shares purchased by the Selling Stockholder under the Equity Line Agreement. The exercise price per share under these warrants is $2.17, representing 120% of the closing price of a share of the Company's Common Stock on the date the Equity Line Agreement was executed.

                                 USE OF PROCEEDS

         The proceeds from the sale of the Shares will be received directly by the Selling Stockholder. No proceeds will be received by the Company from the sale of the Shares offered hereby.

         However, the Company will receive the put price paid pursuant to the Equity Line Agreement if and to the extent Common Stock is sold by the Company pursuant thereto. The put price equals 88% of the then current average market price of the Company's Common Stock, as determined under the Equity Line Agreement, if such average market price is at least $2 and 82% of the average market price if such average market price is less than $2. The Company will also receive the proceeds, if any, relating to the exercise of the Warrant and the warrants issued to HMV. The exercise price of the Warrant is $2.17 per share. See "The Equity Line Agreement."

         The funds received by the Company will be used for general working capital purposes.

                           PRICE RANGE OF COMMON STOCK

         The Company's Common Stock is currently listed on the American Stock Exchange under the symbol "FHC." As of November 17, 1998, there were approximately 480 holders of record of the Common Stock.

         The following table sets forth the historical high and low sale prices of a share of Common Stock on the Exchange for the periods indicated:

                                                                        Common Stock Sale Price
                                                                     High                    Low
Year ended September 30, 1997
   Quarter ended:
       December 31, 1996                                             6-1/4                   3-3/4
       March 31, 1997                                                4-1/8                 1-13/16
       June 30, 1997                                                 3-3/8                 1-11/16
       September 30, 1997                                                4                   2-7/8
Year ended September 30, 1998:
   Quarter ended:
       December 31, 1997                                            4-5/16                       3
       March 31, 1998                                                3-1/2                   2-1/2
       June 30, 1998                                                 3-5/8                   2-1/2
       September 30, 1998                                            3-1/2                  1-7/16


         The foregoing sale price quotations reflect inter-dealer prices, without retail mark-ups, mark-downs or commissions.

                                 DIVIDEND POLICY

         The Company has not paid a dividend on its Common Stock and does not anticipate paying any such dividends in the foreseeable future.

                         DETERMINATION OF OFFERING PRICE

         The Common Stock offered by this Prospectus may be offered for sale from time to time in transactions on the Exchange, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. As such, the offering price is indeterminate as of the date of this Prospectus. See "Plan of Distribution."

                                 CAPITALIZATION


         The following table sets forth the unaudited capitalization of the Company as of June 30, 1998:

Short-term indebtedness:
     Current portion of long-term debt and
       capital lease obligations...................................        $    641,173
     Notes payable to shareholders.................................             767,538
                                                                            -----------
                                                                             $1,408,711
Long-term debt and capital lease obligations,
  less current maturities..........................................        $    206,029
Stockholders' equity:
     Class A Preferred Stock, par value $.01
         per share, 5,000,000 shares of Series 1 Preferred
         authorized, 680,000 shares outstanding ...................               6,800
     Common Stock, par value $.01 per share,
         15,000,000 shares authorized
         10,415,757 shares issued and outstanding..................             104,158
     Additional paid-in capital....................................          43,667,433
     Foreign currency translation gain.............................             426,641
                                                                                -------
     Accumulated deficit...........................................         (40,610,254)
                                                                            ------------
       Total stockholders' equity..................................           3,594,778
                                                                              ---------
Total Capitalization...............................................          $5,209,518
                                                                             ==========

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

        The following discussion is intended to provide an analysis of the Company's financial condition and results of operations and should be read in conjunction with the Company's financial statements and the notes thereto contained elsewhere in this Prospectus. The discussion also includes certain forward-looking statements. See "PROSPECTUS SUMMARY--Forward-Looking Statements."

OVERVIEW

         Over the past few years, the Company completed significant aspects of the development and commercialization of the female condom. These initiatives have resulted in the attainment of proprietary manufacturing technology and product design patents, necessary regulatory approvals, endorsements from various organizations within the world medical community and the development of significant manufacturing capacity. These steps, taken as part of the Company's plan to develop and sell a product with global commercial and humanitarian value, have required the expenditure of significant amounts of capital and resulted in significant operating losses including the period 1996 through the present.

         The Company has begun the process of developing the market for the female condom around the world. As part of this plan, the Company has completed a number of distribution agreements and is pursuing other arrangements for the marketing and sale of the female condom. Management believes that as the number of markets in which the female condom is sold increases, sales will grow and, at certain levels, the Company will become profitable. However, there can be no assurance that such level of sales will be achieved in the near term or at all.

RESULTS OF OPERATIONS

NINE MONTHS ENDED JUNE 30, 1998 COMPARED TO NINE MONTHS ENDED JUNE 30, 1997

         For the nine months ended June 30, 1998, sales increased $2,024,253, or 100%, compared with the same period last year. The higher sales are due to increased unit sales to domestic public sector agencies and the global public sector.

         The Female Health Company had net revenues of $4,040,672 and a net loss of $2,702,645 ($0.28 per common share) for the nine months ended June 30, 1998 compared to revenues of $2,016,419 and a net loss of $5,369,941 ($0.66 per common share) for the nine months ended June 30, 1997. As discussed more fully below, the decrease in the Company's net loss was principally related to increased sales volume, reduced expenditures for advertising and promotion, adjustments to inventory reserves and reduced interest expense.

         Cost of goods sold increased $1,223,037, or 43%, to $4,082,175 for the nine months ended June 30, 1998 from $2,859,138 for the same period last year. Increases in the costs of goods sold, which are related to higher sales volumes, were offset, in part, by a $649,387 reduction in the Company's reserve for inventory obsolescence. The FDA's decision to extend the useful life of the female condom to five years from three years and the reduction of finished goods inventories resulting from the increased level of sales were the factors leading to the inventory reserve adjustment. The Company did not adjust inventory reserves during the same period last year.

         Advertising and promotional expenditures decreased $1,109,218, or 75%, to $371,421 for the nine months ended June 30, 1998 from $1,480,639 for the same period in the prior year. Advertising and promotion relates almost exclusively to the U.S. consumer market, and includes the costs of print advertising, trade and consumer promotions, product samples and other marketing costs. Through expenditures to date, the Company has established that the female condom is responsive to promotion; but due to the Company's size, it doesn't possess the resources to conduct a significant marketing program. Accordingly, the Company is in discussions with potential partners for the U.S. that have the resources to conduct such a marketing program. The prior period amounts largely reflect expenditures for the Company's previous print advertising campaign and single market test of the Company's television commercial.

         Selling, general and administrative expenses increased $62,504, or 3%, to $2,165,007 for the nine months ended June 30, 1998 from $2,102,503 for the same period last year. The Company's initiatives to reduce spending in all administrative areas have resulted in reductions in the expenses associated with telecommunication, legal and financial matters in the United States and United Kingdom. These reductions were offset by charges related to the award of stock to key employees in lieu of cash raises.

         Net interest and non-operating expenses decreased $819,366 to $124,714 for the nine months ended June 30, 1998 from $944,080 for the same period the prior year. During the prior year, the Company had a higher level of debt resulting from the issuance of convertible debentures. The subsequent conversion of the debentures to Common Stock has lowered the outstanding debt and decreased interest expense.

         For the nine months ended June 30, 1998, total operating expenses were $2,536,428, a decrease of $1,046,714, or 29% compared with the $3,583,142 total operating expenses for the same period last year. For the nine months ended June 30, 1998, total operating expenses decreased to 63% of net revenues. For the same period last year, total operating expenses were 177% of net revenues.

         In addition, during the nine months ended June 30, 1997, the Company amortized $642,000 of discounts related to certain beneficial conversion features included with the convertible debentures issued by the Company. See note 7 of Notes to Unaudited Condensed Consolidated Financial Statements.

FISCAL YEAR ENDED SEPTEMBER 30, 1997 ("FY1997") COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1996 ("FY1996")

         The Company had revenues of $2.9 million and a net loss of ($5.6) million (($0.67) per share) in FY1997 compared to net revenues of $2.1 million and a net loss of ($8.7) million (($1.31) per share) in FY1996.

         As discussed more fully below, the FY1997 loss principally resulted from fixed manufacturing overhead and administrative costs, configured to support significantly greater volume levels. Over the past two years, the Company has acquired manufacturing capacity and created an organizational structure which management believes will enable it to increase the sales of the female condom and manage the accompanying growth.

         Revenues increased $0.8 million (41%) in FY1997 over the prior year. The increase in revenues principally related to initial shipments to developing countries under the Company's agreement with UNAIDS and increased U.S. trade sales, partially offset by a decline in U.S. public sector sales due, in part, to a reduction in selling price.

         In 1997, cost of goods sold declined $1.2 million from $4.7 million in FY1996 to $3.5 million in FY1997, principally due to a $1.1 million favorable adjustment to the Company's inventory reserves in the fourth quarter, as a result of the FDA's approval of an extension in the product's useful life to five years from three years. In FY1996, based on the then existing three-year useful life, cost of goods sold included a $1.0 million charge for a reduction in the expected realizable value of the Company's inventory.

         Excluding the effects of the inventory reserves, cost of goods sold increased $0.9 million (23%) in FY1997 due to both increased sales and the inclusion of a full year of costs from the Company's manufacturing operations compared to eight months in FY1996. During FY1997 and FY1996, gross margins were negatively affected by excess capacity at the Company's U.K.-based manufacturing facility. For both FY1997 and FY1996, output at its manufacturing facility was less than 5% of the facility's annual capacity.

         Advertising and promotion expenditures decreased 17% to $1.6 million in FY1997 compared to $2.0 million in FY1996. Advertising and promotion relates almost exclusively to the U.S. market and includes the costs of print advertising, trade and consumer promotions, product samples and other marketing costs incurred to increase consumer awareness and purchases of the female condom. The Company's decision to secure a marketing and distribution partner for the U.S. and European markets limited such spending in the second half of FY1997.

         Selling, general and administrative expenses totalled $3.0 million for FY1997 compared to $3.3 million for FY1996 representing an 8% reduction. Research and development expenditures decreased by $0.3 million (83%) from $0.4 million in FY1996 to $0.1 million in FY1997 while reductions in selling expenses were offset by increased expenditures for investor relations, legal and compensation.

         Nonoperating expense for FY1997 decreased $0.3 million (49%) to $0.4 million from $0.7 million in FY1996. Additional nonoperating income of $0.1 million for FY1997 and a FY1996 charge of $0.2 million to reduce the estimated value of warehouse space provided as part of the consideration for the sale of the Recreational Products Business accounted for the overall decrease.

FACTORS THAT MAY AFFECT OPERATING RESULTS AND FINANCIAL CONDITION

         The Company's future operating results and financial condition are dependent on the Company's ability to increase consumer demand for and to cost-effectively manufacture sufficient quantities of the female condom. Inherent in this process are a number of factors that the Company must successful manage in order to achieve favorable future results and improve its financial condition.

Reliance on a Single Product

         The Company expects to derive the vast majority, if not all, of its future revenues from the female condom, its sole current product. While management believes the global potential for the female condom is significant, the product is in the early stages of commercialization and, as a result, the ultimate level of consumer demand around the world is not yet known. To date, sales of the female condom have not been sufficient to cover the Company's fixed operating costs.

Distribution Network

         The Company's strategy is to act as a manufacturer and to develop a global distribution network for the female condom through forming relationships with representatives of city, state and country public health agencies in the global public sector and by completing partnership arrangements with private sector companies who have the necessary marketing and financial resources for local market distribution. To date, this strategy has resulted in numerous in-country distributions in the public sector, particularly in Africa and Latin America. Several partnership agreements have been completed for the commercialization of the female condom in private sector markets around the world. However, the Company is dependent on country governments as well as city and state public health departments within the United States to continue their commitment to prevention of STDs, including AIDS, by including female condoms in their programs. The Company is also dependent on finding appropriate partners for the private sector markets around the world. Once an agreement is completed, the Company is reliant on the effectiveness of the partners to market and distribute the product. Failure by the Company's partners to successfully market and distribute the female condom or failure of country governments to implement prevention programs which include distribution of barrier methods against the AIDS crisis, or an inability of the Company to secure additional agreements for new markets either in the public or private sectors could adversely affect the Company's financial condition and results of operations.

Inventory and Supply

         All of the key components for the manufacture of the female condom are essentially available from either multiple sources or multiple locations within a source.

Global Market Risks

         The Company manufactures the female condom in a leased facility located in London, England. Further, a material portion of the Company's future sales are likely to be in foreign markets. Manufacturing costs and sales to foreign markets are subject to normal currency risks associated with changes in the exchange rate of foreign currencies relative to the United States dollar. In addition, some of the Company's future international sales may be in developing nations where dramatic political or economic changes are possible. Such factors may adversely affect the Company's results of operations and financial condition.

Regulatory Risks

         The manufacture and marketing of the female condom is regulated by the FDA. Failure to comply with the conditions of FDA approval invalidates the approval order. Under certain circumstances, failure to comply with the conditions of FDA approval could result in fines or suspension or withdrawal of FDA approval. The Company's operating results and financial condition could be materially adversely affected in the event of a withdrawal of approval from the FDA.

LIQUIDITY AND SOURCES OF CAPITAL

         Historically, the Company has incurred significant operating losses. Cash used in continuing operations was $5.0 million and $4.1 million in FY1997 and FY1996, respectively, and was $2.6 million and $4.5 million for the nine months ended June 30, 1998 and 1997, respectively. Historically, the Company has funded operating losses and capital costs, in large part, through the sale of Common Stock or debt securities convertible into Common Stock.

         During FY1997, the Company received approximately $1.0 million in proceeds from newly-issued notes payable, $1.9 million (net of transaction costs) from the issuance of convertible debentures and warrants, and $1.6 million (net of transaction costs) from the sale of convertible preferred stock and $0.2 million from the issuance of Common Stock upon exercise of options. The Company also sold its U.K. manufacturing building for $3.4 million in a sale leaseback transaction. For the nine months ended June 30, 1998, the Company received approximately $1.82 million (net of transaction costs) in proceeds from the sale of a series of convertible preferred stock. FHC used these amounts to fund current operations of the Company and to repay existing liabilities.

         In the near term, FHC management expects operating and capital costs to continue to exceed funds generated from operations due principally to the Company's fixed manufacturing costs relative to current production volumes and the ongoing need to commercialize the female condom around the world.

         On September 29, 1997, the Company entered into an agreement with Vector Securities International, Inc. ("Vector"), an investment banking firm specializing in providing advice to heath care and life companies. Pursuant to this agreement, for a one-year period, Vector will act as the Company's exclusive financial advisor for the purposes of identifying and evaluating opportunities available to the Company for increasing shareholder value. These opportunities may include selling all or a portion of the business, assets or stock of the Company or entering into one or more distribution arrangements relating to the Company's product. However, no specific such opportunity has yet been identified and there can be no assurance that any such opportunities will be available to the Company or, if so available, that the Company will ultimately elect or be able to consummate any such transaction.

         On November 19, 1998, the Company executed an agreement with a private investor (the "Equity Line Agreement"). This agreement provides for the Company, at its sole discretion, subject to certain restrictions, to sell ("put") to the investor up to $6 million of the Company's Common Stock, subject to a minimum put of $1 million over the duration of the agreement. The Equity Line Agreement expires 24 months after the effective date of the registration statement of which this Prospectus is a part and, among other things, provides for minimum and maximum puts ranging from $100,000 to $1,000,000 depending on the Company's stock price and trading volume. Puts cannot occur more frequently than every 20 trading days. Upon a proper put under this agreement, the investor purchases Common Stock at a discount of (a) 12% from the then current average market price of the Company's Common Stock, as determined under the Equity Line Agreement, if such average market price is at least $2 or (b) 18% from the then current average market price if such average market price is less than $2. In addition, the Company is required to pay its placement agent sales commissions in Common Stock or cash, at the placement agent's discretion, equal to 7% of the funds raised under the Equity Line Agreement and issue warrants to the placement agent to purchase shares of Common Stock, at an exercise price of $2.17 per share, equal to 10% of the Shares sold by the Company under the Equity Line Agreement. In addition, pursuant to the Equity Line Agreement, the Company issued the investor the Warrant to purchase 200,000 shares of Common Stock at $2.17 per share.

         While the Company believes that its existing capital resources (including expected proceeds from sales of Common Stock pursuant to the Equity Line Agreement) will be adequate to fund its currently anticipated capital needs, if they are not or the Company does not receive shareholder approval to amend its Articles of Incorporation to increase its authorized Common Stock, enabling the Company to sell sufficient Shares under the Equity Line Agreement, the Company may need to raise additional capital until its sales increase sufficiently to cover operating expenses. In addition, there can be no assurance that the Company will satisfy the conditions required for it to exercise puts under the Equity Line Agreement. Accordingly, the Company may not be able to realize all or any of the funds available to it under the Equity Line Agreement.

         Until internally generated funds are sufficient to meet cash requirements, FHC will remain dependent upon its ability to generate sufficient capital from outside sources. While management believes that revenues from sales of the female condom will eventually exceed operating costs, and that ultimately operations will generate sufficient funds to meet capital requirements, there can be no assurance that such level of operations will ultimately be achieved, or be achieved in the near term. Likewise, there can be no assurance that the Company will be able to source all or any portion of its required capital through the sale of debt or equity or, if raised, the amount will be sufficient to operate the Company until sales of the female condom generate sufficient revenues to fund operations. In addition, any funds raised may be costly to the Company and/or dilutive to stockholders. If the Company is not able to source the required funds or any future capital which becomes required, the Company may be forced to sell certain of its assets or rights or cease operations.

         As of November 16, 1998, the Company had approximately $877,000 in cash, net trade accounts receivable of $837,000 and current trade accounts payable of $762,000. It is estimated that the Company's cash burn rate, without revenues, is approximately $0.4 million per month.

IMPACT OF INFLATION AND CHANGING PRICES

         Although the Company cannot accurately determine the precise effect of inflation, the Company has experienced increased costs of product, suppliers, salaries and benefits, and increased general and administrative expenses. Historically, the Company has absorbed increased costs and expenses without increasing selling prices.

NEW ACCOUNTING PRONOUNCEMENTS

Earnings Per Share

Statement of Financial Accounting Standards No. 128, "Earnings per Share," which supersedes APB Opinion No 15, was issued in February 1997 by the Financial Accounting Standards Board. The Statement changes the computation and presentation of earnings per share by all entities that have common stock or potential common stock, such as options, warrants and convertible securities, outstanding that trade in a public market. Those entities that have only common stock outstanding are required to present basic earnings per-share amounts. All other entities are required to present basic and diluted per-share amounts. Diluted per share amounts assume the conversion, exercise or issuance of all potential common stock instruments unless the effect is to reduce a loss or increase the income per common share from continuing operations. All entities required to present per-share amounts must initially apply Statement No. 128 for annual and interim periods ending after December 15, 1997. Earlier application is not permitted.

The Company has numerous issues of potential common stock outstanding, including options to employees and stock purchase warrants that become exercisable if certain conditions are met and preferred stock that is convertible to common stock. Each of these potential common stock instruments must be separately evaluated to determined whether they are dilutive, and various adjustments to income and share amounts are computed. Due to the complexities involved, management has not completed its assessment of the effects that the application of Statement No. 128 will have on the per-share information presented in the accompanying financial statements.

Capital Structure

Statement of Financial Accounting Standard No. 129, "Disclosure of Information about Capital Structure," was issued in February 1997 by the Financial Accounting Standards Board. The Statement requires an entity to explain the pertinent rights and privileges of the various securities outstanding. The standard is effective for financial statement periods ending after December 15, 1997. The Company does not believe the adoption of the Standard will have a material impact on the consolidated financial statements.

Comprehensive Income

The Financial Accounting Standards Board has issued Statement No. 130, "Reporting Comprehensive Income," that the Company will be required to adopt for its year ended September 30, 1998, and disclose in its interim financial statements beginning with the period ending December 31, 1997. This pronouncement is not expected to have a significant impact on the Company's financial statements. The Statement establishes standards for the reporting and presentation of comprehensive income and its components. The statement requires that items recognized as components of comprehensive income be reported in a financial statement. The statement also requires that a company classify items of other comprehensive income by their nature in a financial statement, and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. For the years ended September 30, 1997 and 1996, the Company's components of comprehensive income (loss) consisted of its reported net (loss) and foreign currency translation adjustments.

Segments of an Enterprise

Statement of Financial Accounting Standard No. 131, "Disclosures about Segments of an Enterprise and Related Information," was issued in July 1997 by the Financial Accounting Standards Board. The Statement requires the Company to disclose the factors used to identify reportable segments including the basis of organization, differences in products and services, geographic areas, and regulatory environments. The Statement additionally requires financial results to be reported in the financial statements for each reportable segment. The Statement is effective for financial statement periods beginning after December 15, 1997. The Company does not believe the adoption of the statement will have a material impact on the consolidated financial statements.

Derivatives

In June 1998, the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (FAS 133). FAS 133 requires companies to record derivatives onthe balance sheet as assets or liabilities at fair value. Depending on the use of the derivative and whether it qualifies for hedge accounting, gains or losses resulting from changes in the value of those derivatives would either be recorded as a component of net income or as a change in stockholders' equity. The Company is required to adopt this new standard for the quarter and year beginnin October 1, 1999. The Company currently has no derivative instruments and, accordingly, the adoption of this statement has no impact on its consolidated financial statements.

                                    BUSINESS

GENERAL

         The Female Health Company ("FHC" or the "Company") markets, manufactures and sells the female condom, the only FDA-approved product under a woman's control which can prevent unintended pregnancy and sexually transmitted diseases ("STDs"), including HIV/AIDS.

         The female condom has undergone extensive testing for efficacy, safety and acceptability, not only in the United States but also in over 25 additional countries. Certain of these studies show that having the female condom available allows women to have more options, resulting in an approximately 30% increase in protected sex acts. Furthermore, studies show that when the female condom is available as a choice, there is an approximately 35% decrease in STDs, including HIV/AIDS.

         The product is currently sold or available in either or both commercial (private sector) and public sector markets in 30 countries. It is commercially marketed directly by the Company in the United States and the United Kingdom and through marketing partners in Canada, Holland, Brazil, Venezuela, South Korea and Taiwan. The Company has signed distribution agreements in Japan and Bangladesh, and the Company anticipates that the product will be marketed in these countries in the coming months. The Company's partner in Japan, Taiho Pharmaceutical Co., Ltd. ("Taiho"), submitted a formal application for regulatory approval with Koseisho, the Japanese regulatory agency in October 1997 and expects to receive approval to begin marketing the female condom during the Company's 1999 fiscal year. The Company is currently in discussions with potential distributors for key European countries, India, The People's Republic of China and other countries.

         As noted above, the female condom is sold to the public sector. In particular, the product is marketed to city and state public health clinics as well as not-for-profit organizations such as Planned Parenthood in the United States. Following several years of testing the efficacy and acceptability of the female condom, the product received a formal endorsement by The World Health Organization ("WHO") and the Joint United Nations Programme on AIDS ("UNAIDS"). In 1996, the Company entered into a three-year agreement with UNAIDS, whereby UNAIDS will facilitate the availability and distribution of the female condom in the developing world and the Company will sell the product to developing countries at a reduced price based on the total number of units purchased. The current price is 38 pence sterling (approximately $0.64 per unit). Pursuant to this agreement, the product is currently being marketed in Zambia, Zimbabwe, Tanzania, Cote d' Ivoire, Bolivia, Haiti, South Africa and other countries. The Company anticipates multiple launches will occur during the next two years under this agreement, including launches in Kenya, Nigeria, Uganda, Ghana, Cambodia, Bangladesh, Columbia and Central American countries.

PRODUCT

         The female condom is made of polyurethane, a thin but strong material which is resistant to rips and tears during use. The female condom consists of a soft, loose fitting sheath and two flexible O rings. One of the rings is used to insert the device and hold it in place. The other ring remains outside the vagina after insertion. The female condom lines the vagina, preventing skin from touching skin during intercourse. The female condom is prelubricated and disposable and is intended for use during only one sex act.

GLOBAL MARKET POTENTIAL

         WHO estimates there are more than 300 million new cases of STDs worldwide each year, excluding HIV, and most of those diseases are more easily transmitted to women than to men. UNAIDS estimates that there are currently approximately 30 million people worldwide who are infected with HIV/AIDS and there are approximately 16,000 people per day who are newly infected. In the United States, the Center for Disease Control noted that in 1995, five of the ten most frequently reported diseases were STDs. The Center also has noted that one in five Americans over the age of 12 has Herpes. Women are currently the fastest growing group infected with

HIV and are expected to comprise the majority of new cases by the year 2000. The following highlights the substantial and growing market for protection against STDs.

         Worldwide:

         Number of people with HIV/AIDS(1)                                         30 million

         Number of new cases of HIV/AIDS daily(1)                                      16,000

         Number of children expected to be orphaned by AIDS by                     40 million
         2010 (at current rate)(1)

         Examples of decreases in life expectancy due to HIV/AIDS(1)

                  Zimbabwe                                                         22 years
                  Cote d'Ivoire                                                    11 years

         Number of Sub-Saharan African countries where more                        13
         than 10% of population is HIV positive(1)

                  (1)  Source:  UNAIDS

         United States:

         Number of top ten most frequently reported diseases                       5
         in the United States in 1995 that were STDs(1)

         Ratio of individuals over 12 years of age with Herpes(1)                  1 in 5


         Annual expenditures to treat STDs(2)                                      $17 billion

         Dollars spent on STD treatment for every $1.00 spent on prevention(2)     $43


         The United States has one of the highest rates of teenage pregnancy in Western nations--Each year one in nine teenage women (ages 15-19)
         becomes pregnant(3)

                  (1)  Source:  Center for Disease Control
                  (2)  Source:  National Academy of Sciences
                  (3)  Source:  Alan Guttmacher Institute


At the 1988 World AIDS Conference, the following points were emphasized:

- New drugs help some AIDS patients in Western nations. However, they are of little value in developing countries due to cost and complexity of administration.

- Simple, inexpensive treatments for HIV/AIDS--or a vaccine to prevent infection from HIV--are unlikely in the near term.

-    Prevention is essential.

Currently, there are only two products that prevent the transmission of HIV/AIDS through sexual intercourse--the latex male condom and the female condom.

MALE CONDOM MARKET: It is estimated the global annual market for male condoms is
4.7 billion units. However, the majority of all acts of sexual intercourse, excluding those intended to result in pregnancy, are completed without protection. As a result, it is estimated the potential market for protection is much larger than the identified male condom market.

ADVANTAGES VERSUS THE MALE CONDOM

         The female condom is currently the only available barrier method which is controlled by the woman and allows her to protect herself against STDs, including HIV/AIDS and unintended pregnancy. Although latex male condoms also offer protection against STDs, the female condom possesses a certain number of advantages. The most important advantage is that a woman can control whether or not she is protected. Many men do not like to wear male condoms and may refuse to do so.

         The material that is used for the female condom, polyurethane, offers a number of benefits over latex, the material that is most commonly used in male condoms. Polyurethane is 40% stronger than latex, reducing the probability that the female condom sheath will tear during use. Clinical studies and everyday use have shown that latex male condoms can tear between 4% to 8% of the times they are used, while studies show that the female condom tears in less than 1% of uses. Unlike latex, polyurethane quickly transfers heat, so the female condom immediately warms to body temperature when it is inserted, which may result in increased pleasure and sensation during use. The product offers an additional benefit to the 7% to 10% of the population that is allergic to latex and who, as a result, may be irritated by latex male condoms. There is no reported allergy to date to polyurethane. The female condom is also more convenient, providing the option of insertion hours before sexual arousal and as a result is less disruptive during sex than the male condom which requires sexual arousal for application.

SAFETY AND EFFICACY

         Based on use of the product in clinical trials and approximately five years of worldwide marketing, the female condom has been proven to be safe and effective. The following information reflects the results of various trials:

Reduction in STDs(1)                             34%            (Results when female condom was
Reduction in Acts of Unprotected Sex(1)          25%            available as an option vs. when
                                                                only the male condom was available.)
Effectiveness in Preventing Pregnancy(2)         95%(3)         (When used properly with every sex act.)

         (1)  Supported by UNAIDS
         (2) Supported by The U.S. Agency for International Development (USAID) and conducted by Family Health International (FHI).
         (3) Recent studies completed in Japan evaluating the female condom's effectiveness in preventing pregnancy, which were submitted to the Japanese regulatory authorities in connection with their review of the product, showed the female condom to be approximately 98% effective when used consistently and correctly.

COST EFFECTIVENESS

         At the 1998 World AIDS Conference held in Geneva, Switzerland, UNAIDS presented the results from its cost-effectiveness study which indicated that making the female condom available is highly cost effective in reducing public health costs in developing countries.

ENDORSEMENTS

         Currently, the female condom is endorsed for use by the World Health Organization (WHO), the United Nations Joint Programme on AIDS (UNAIDS), the United States Agency for International Development (USAID), many nongovernment organizations around the world and a number of city and state public health departments in the United States.

WORLDWIDE REGULATORY APPROVALS

         The female condom received PMA approval as a Class III Medical Device from the FDA in 1993. The extensive clinical testing and scientific data required for FDA approval laid the foundation for approvals throughout the rest of the world, including receipt of a CE Mark in 1997 which allows the Company to market the female condom throughout the EU. In addition to the United States and the EU, several other countries have approved the female condom for sale, including Canada, Russia, Australia, South Korea and Taiwan. The Company expects the female condom to receive approval in Japan in fiscal year 1999.

         The Company believes that the female condom's PMA approval and FDA classification as a Class III Medical Device create a significant barrier to entry by competitive products. The Company estimates that it would take a minimum of four to six years to implement, execute and receive FDA approval or a PMA to market another type of female condom.

         The Company believes there are no material issues or material costs associated with the Company's compliance with environmental laws related to the manufacture and distribution of the female condom.

STRATEGY

         The Company's strategy is to act as a manufacturer, selling the female condom to the global public sector, United States public sector and commercial partners for country-specific marketing. The public sector and commercial partners assume the cost of shipping and marketing the product. As a result, as volume increases, the Company's operating expenses will not increase significantly.

COMMERCIAL MARKETS

         The Company markets the product directly in the United States and United Kingdom. The Company has commercial partners which have recently launched the product in Canada, Brazil, Venezuela, Taiwan, South Korea and Holland. The Company has signed agreements with partners in Japan and Bangladesh where launches are expected during the coming year.

JAPANESE MARKET

         In Japan, the market for male condoms exceeds 600 million units. Oral contraceptives have never been approved in Japan and, as a result, 85% of Japanese couples seeking protection use condoms. FHC's partner in Japan is Taiho, a $1 billion subsidiary of Otsuka Pharmaceutical Co., Ltd., a $5 billion Japanese health care company. The agreement between the Company and Taiho requires Taiho to perform clinical testing of the product in Japan and obtain the necessary regulatory approvals. After approval, expected during the Company's 1999 fiscal year, the Company will manufacture the product and supply it to Taiho, which will have responsibility for marketing and distributing the female condom in Japan. Studies completed in Japan show an acceptance rate of 70% among Japanese women. Taiho plans to market the female condom under the name "Mylura Femy."

RELATIONSHIPS AND AGREEMENTS WITH PUBLIC SECTOR ORGANIZATIONS

         Currently, it is estimated that more than 1.5 billion male condoms are distributed worldwide by the public sector each year. The female condom is seen as an important addition to prevention strategies by the public sector because studies show that the availability of the female condom decreases the incidence of unprotected sex by as much as 30% over male condoms alone.

         The Company has a multi-year agreement with UNAIDS to supply the female condom to developing countries at a reduced price which is negotiated each year based on volume. The current price is 38 pence sterling (approximately $0.64) per unit. During the last year, the female condom has been launched in the countries of Zimbabwe, Tanzania, Bolivia, Haiti, South Africa and Zambia. It is anticipated that multiple product launches will occur in several countries during the next two years, including in the countries of Kenya, Nigeria, Uganda, Ghana, Cambodia, Bangladesh, Columbia and Central America. Population Services International (PSI), an organization that performs social marketing of various products in developing countries, launched the female condom in Zimbabwe under the UNAIDS agreement. Based on its success in Zimbabwe, PSI, in collaboration with UNAIDS, is now marketing the female condom in seven countries. In PSI's current annual report, PSI indicates that, in collaboration with UNAIDS, it plans to launch the female condom worldwide. PSI also notes in its report that in 1997 it distributed 539 million male condoms.

         In the United States, the product is marketed to city and state public health clinics, as well as not-for-profit organizations such as Planned Parenthood. Currently, 10 major cities and 15 state governments, including New York, Pennsylvania, Florida, Connecticut, Hawaii, Louisiana, Maryland, New Jersey, South Carolina, Illinois, Chicago, Philadelphia, New York and Houston, have purchased the product for distribution with a number of others expressing interest. All major cities and states have re-ordered product after their initial shipments.

STATE-OF-ART MANUFACTURING FACILITY

         The Company manufactures the female condom in a 40,000 square foot leased facility in London, England. The facility is currently capable of producing 60 million units per year. With additional equipment, this capacity can be significantly increased.

GOVERNMENT REGULATION

         In the U.S., the female condom is regulated by the FDA. Pursuant to section 515(a)(3) of the Safe Medical Amendments Act of 1990 (the "SMA Act"), the FDA may temporarily suspend approval and initiate withdrawal of the PMA if the FDA finds that the female condom is unsafe or ineffective, or on the basis of new information with respect to the device, which, when evaluated together with information available at the time of approval, indicates a lack of reasonable assurance that the device is safe or effective under the condition of use prescribed, recommended or suggested in the labeling. Failure to comply with the conditions of FDA approval invalidates the approval order. Commercial distribution of a device that is not in compliance with these conditions is a violation of the SMA Act.

COMPETITION

         The Company's female condom competes in part with male condoms. Latex male condoms typically cost less and have brand names that are more widely recognized than the female condom. In addition, male condoms are generally manufactured and marketed by companies with significantly greater financial resources than the Company. It is also possible that other parties may develop a female condom. These competing products could be manufactured, marketed and sold by companies with significantly greater financial resources than those of the Company.

EMPLOYEES

         As of November 16, 1998, the Company's operations had 74 full-time employees within the U.S. and the U.K. and 2 part-time employees. No Company employees are represented by a labor union. The Company believes that its employee relations are good.

BACKLOG

         At November 16, 1998, the Company had unfilled orders of $451,000. The comparable amount as of the same date of the prior year was $1,121,000. All of these unfilled orders are expected to be filled during fiscal 1999.

PATENTS AND TRADEMARKS

         The Company currently holds product and technology patents in the United States, Japan, the United Kingdom, France, Italy, Germany, Spain, the European Patent Convention, Canada, The People's Republic of China, New Zealand, Singapore, Hong Kong and Australia. Additional product and technology patents are pending in Brazil, South Korea, Germany, Japan and several other countries. The patents cover the key aspects of the female condom, including its overall design and manufacturing process. The Company licenses the trademark "Realty" in the United States and has trademarks on the names "femidom" and "femy" in certain foreign countries. The Company has also secured, or applied for, 27 trademarks in 14 countries to protect the various names and symbols used in marketing the product around the world. In addition, the experience that has been gained through years of manufacturing the female condom has allowed the Company to develop trade secrets and know-how, including certain proprietary production technologies, that further secure its competitive position.

RESEARCH AND DEVELOPMENT

         In FY1997 and FY1996, the Company incurred research and development costs from continuing operations of $60,811 and $361,094, respectively. For the nine months ended June 30, 1998 and 1997, respectively, the Company incurred research and development costs of $0 and $48,777, respectively. These expenditures were related to conducting acceptability studies.

INDUSTRY SEGMENTS AND FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC
OPERATIONS

         See Note 11 to Notes to Consolidated Financial Statements, included herein.

HISTORY

         The female condom was invented by a Danish physician who obtained a U.S. patent for the product in 1988. The physician subsequently sold certain rights to the condom to Chartex Resources Limited. In the years that followed, Chartex, with resources provided by a nonprofit Danish foundation, developed the manufacturing processes and completed other activities associated with bringing the female condom to market in certain non-U.S. countries. Wisconsin Pharmacal Company, Inc., which then owned certain rights to the female condom in the U.S., Canada and Mexico, pursued the pre-clinical and clinical studies and overall development of the product for worldwide use and U.S. FDA approval of the product.

         FHC is the successor to Wisconsin Pharmacal Company, Inc., a company which previously manufactured and marketed a wide variety of disparate specialty chemical and branded consumer products in addition to owning certain rights to the female condom described above. A summary of the Company's origins follows.

         In fiscal 1995, the Company's Board of Directors approved a plan to complete a series of actions designed, in part, to maximize the potential of the female condom. First, the Company restructured and transferred all of the assets and liabilities of the Company, other than those related primarily to the female condom, to a newly-formed, wholly-owned company, WPC Holdings, Inc. ("Holdings"). In January 1996, the Company sold Holdings to an unrelated third party. Then, in February 1996, the Company acquired Chartex (renamed The Female Health Company - UK in 1997), the manufacturer and owner of certain worldwide rights to, and the Company's then sole supplier of, the female condom. As a result of the sale of Holdings and the acquisition of Chartex, FHC evolved to its current state with its sole business consisting of the manufacture, marketing and sale of the female condom.

         The FDA approved the female condom for distribution in 1993 and the Company's manufacturing facility in 1994. Since that time, the Company has sold over 23 million female condoms around the world.

PROPERTIES

         The Company leases approximately 4,500 square feet of office space at 875 North Michigan Avenue, Suite 3660, Chicago, Illinois 60611 under a lease that expires in 2001. The Company also leases approximately 1,900 square feet for corporate offices at 919 North Michigan Avenue, Suite 2208, Chicago, Illinois 60611 under a lease that expires January 31, 2001. However, the Company has subleased these premises to a third party. The Company utilizes warehouse space and sales fulfillment services of an independent public warehouse located near Minneapolis, Minnesota, for storage and distribution of the female condom. The Company manufactures the female condom in a 40,000 square foot leased facility located in London, England. The FDA-approved manufacturing process is subject to periodic inspections by the FDA. Current capacity at the manufacturing facility is approximately 60 million female condoms per year. Management believes the properties are adequately insured.

LEGAL PROCEEDINGS

         The Company is not involved in any material pending legal proceedings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The Company's directors and executive officers are as follows:

           Name                                  Title                          Age
O.B. Parrish                        Chairman of the Board, Chief
                                    Executive Officer, acting Chief Financial
                                    Officer and Director                        65

Mary Ann Leeper, Ph.D.              President, Chief Operating Officer
                                    and Director                                58

William R. Gargiulo, Jr.            Secretary and Director                      70

Jack Weissman                       Vice President-Trade Sales                  50

Michael Pope                        Vice President of the Company,
                                    Director of Chartex
                                    Resources Limited, Director and
                                    General Manager of Chartex
                                    International, Plc                          42

David R. Bethune                    Director                                    58

Stephen M. Dearholt                 Director                                    52


     O.B. Parrish has served as Chief Executive Officer of the Company since 1994, as acting Chief Financial Officer since February 1996 and as the Chairman of the Board and a Director of the Company since 1987. Mr. Parrish is a shareholder and has served as the President and as a Director of Phoenix Health Care of Illinois, Inc. ("Phoenix of Illinois") since 1987. Phoenix of Illinois owns approximately 270,000 shares of the Company's outstanding Common Stock. Mr. Parrish also was the Co-Chairman and a Director of Inhalon Pharmaceuticals, Inc. until its sale to Medeva, Plc. and is Chairman and a Director of ViatiCare, L.L.C. and a director of Microbyx. Mr. Parrish is also a trustee of Lawrence University. From 1977 until 1986, Mr. Parrish was the President of the Global Pharmaceutical Group of G.D. Searle & Co. ("Searle"). From 1974 until 1977, Mr. Parrish was the President of Searle International, the foreign sales operation of Searle. Prior to that, Mr. Parrish was Executive Vice President of Pfizer's International Division.

     William R. Gargiulo, Jr. has served as Secretary of the Company from 1996 to present, as Vice President from 1996 to September 30, 1998, as Assistant Secretary of the Company from 1989 to 1996, as Vice President - International of The Female Health Company Division from 1994 until 1996, as Chief Operating Officer of the Company from 1989 to 1994, and as General Manager of the Company from 1988 to 1994. Mr. Gargiulo has also served as a Director of the Company since 1987. Mr. Gargiulo is a Trustee of a trust which is a shareholder of Phoenix of Illinois. From 1984 until 1986, Mr. Gargiulo was the Executive Vice-President of Searle's European operations. From 1976 until 1984, Mr. Gargiulo was the Vice President of Searle's Latin American operations.

     Dr. Leeper has served as the President and Chief Operating Officer of the Company since 1996 and as President and Chief Executive Officer of The Female Health Company Division from May 1994 until January 1996, as Senior Vice President - Development of the Company from 1989 until January 1996 and as a Director of the Company since 1987. Dr. Leeper is a shareholder and has served as a Vice President and Director of Phoenix of Illinois since 1987. Previously, Dr. Leeper served as Vice President - Market Development for Searle's

Pharmaceutical Group and in various Searle research and development management positions. As Vice President - Market Development, Dr. Leeper was responsible for worldwide licensing and acquisition, marketing and market research. In earlier positions, she was responsible for preparation of new drug applications and was a liaison with the FDA.

         Mr. Weissman has served as Vice President - Trade Sales of The Female Health Company since June 1995. From 1992 until 1994, Mr. Weissman was Vice President - Sales for Capital Spouts, Inc., a small manufacturing company. During the period from 1989 to 1992, Mr. Weissman acted as General Manager - HTV Group, an investment group involved in the development of retail stores. Mr. Weissman joined Searle's consumer products group in 1979 and held positions of increasing responsibility, including National Account Manager and Military Sales Manager from 1985 to 1989. Mr. Weissman was Account Manager - Retail Business Development, for the NutraSweet Company, a Searle subsidiary. Prior to Searle, Mr. Weissman worked in the consumer field as Account Manager and Territory Manager for Norfolk Thayer & Whitehall Laboratories.

         Mr. Pope has served as Vice President of the Company since 1996 and as General Manager of Chartex International, Plc since the Company's 1996 acquisition of Chartex. Mr. Pope has also served as a Director of Chartex Resources Limited and Chartex International, Plc since 1995. Previously, Mr. Pope was Director of Technical Operations for Chartex which included responsibility for manufacturing, engineering, process development and quality assurance. Mr. Pope was responsible for the development of the high speed proprietary manufacturing technology for the female condom and securing the necessary approvals of the manufacturing process by regulatory organizations, including the FDA. Mr. Pope was also instrumental in developing and securing Chartex's relationship with its Japanese marketing partner. Prior to joining Chartex, Mr. Pope was Production Manager and Technical Manager for Franklin Medical, a manufacturer of disposable medical devices. Prior to that, Mr. Pope was Site Manager, Engineering and Production Manager, Development Manager and Silicon Manager for Warne Surgical Products.

         Mr. Bethune has served as a Director of the Company since January 1996. Mr. Bethune is a business consultant to the pharmaceutical industry and previously held the position of President and Chief Operating Officer of the IVAX Corporation. Prior to IVAX, Mr. Bethune was Group Vice President of American Cyanamid Company and a member of its Executive Committee until the sale of the company to American Home Products. He had global executive authority for human biologicals, consumer health products, pharmaceuticals and opthalmics, as well as medical research. Previously, he was President of the Lederle Laboratories Division of American Cyanamid Company. Mr. Bethune rejoined Lederle from Searle, where he was President of Operations in the United States, Canada and the Caribbean since December 1986. From 1984 until his appointment as President of Operations, Mr. Bethune served as Vice President and General Manager, United States Pharmaceuticals. Mr. Bethune is on the Board of Directors of the Southern Research Institute, Atrix Pharmaceuticals and the American Foundation for Pharmaceutical Education, Partnership for Prevention. He is a founding trustee of the American Cancer Society Foundation and an associate member of the National Wholesale Druggists' Association and the National Association of Chain Drug Stores. He is the founding chairman of the Corporate Council of the Children's Health Fund in New York City and served on the Arthritis Foundation Corporate Advisory Council.

         Mr. Dearholt has served as a Director of the Company since April 1996. Mr. Dearholt is a co-founder and partner in Response Marketing, one of the largest privately owned life insurance marketing organizations in the United States. He has over 23 years of experience in direct response advertising and data based marketing of niche products. Since 1985, he has been a 50% owner of R.T. of Milwaukee, a private investment holding company which operates a stock brokerage business in Milwaukee, Wisconsin. In late 1995, Mr. Dearholt arranged, on very short notice, a $1 million bridge loan which assisted the Company in its purchase of Chartex.

         The Company's Board of Directors has an Audit Committee and a Compensation Committee. The Board's Audit Committee is comprised of Messrs. Bethune and Dearholt. The responsibilities of the Audit Committee, in addition to such other duties as may be specified by the Board of Directors, include the following: (1) recommendation to the Board of Directors of independent auditors for the Company; (2) review of the timing, scope and results of the independent auditors' audit examination; (3) review of periodic comments and recommendations by the auditors and of the Company's response thereto; and (4) review of the scope and adequacy of internal accounting controls. The Audit Committee did not meet during the fiscal year ended September 30, 1998.

         The Board's Compensation Committee is comprised of Messrs. Gargiulo and Bethune. The responsibility of the Compensation Committee, in addition to such other duties as may be specified by the Board of Directors, is to make recommendations to the Board of Directors with respect to compensation for the executive officers and to administer the Company's 1989, 1990, 1994 and Outside Director Stock Option Plans. The Compensation Committee met two times during the fiscal year ended September 30, 1998.

         There is no standing nominating or similar committee of the Board of Directors.

         Directors who are not also employees of the Company receive a one-time grant of options to purchase 30,000 shares of the Company's Common Stock upon their initial election to the Company's Board of Directors. The options are granted at an exercise price equal to the last sale price of the Company's Common Stock on the date of grant. The Company also pays each such outside director $1,000 for each meeting of the Board of Directors attended by such director and reimburses the outside director for his expenses incurred in attending the meeting.

         All directors serve until the next annual meeting of the Company's shareholders and until his or her successor has been duly elected or until his or her prior death, resignation or removal. Each executive officer holds office until his or her successor has been duly appointed or until his or her prior death, resignation or removal.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The table below sets forth all annual, long-term and other compensation paid by the Company to each of its executive officers whose total annual salary and bonus exceeded $100,000 for services rendered during any of the years indicated below. The foregoing individuals are referred to herein as the "named executive officers."

                                             Annual             Long-Term Compensation
                                          Compensation                  Awards
                                                              Restricted         Securities
       Name and                                                  Stock          Underlying
       Principal            Fiscal          Salary             Awards(1)       Options/SARs
       Position              Year             ($)                 ($)                (#)
O.B. Parrish                 1998           90,000             117,955(2)             --
  Chairman and               1997           90,000                  --           100,000
  Chief Executive            1996           90,000                  --           120,000
  Officer

Mary Ann Leeper,             1998          225,000              84,210(2)             --
  Ph.D. President and        1997          225,000                  --            90,000
  Chief Operating            1996          225,000                  --                --
  Officer



(1) Represents fair market value of restricted Common Stock on the date of grant based on the $2.88 closing price of the Company's Common Stock on such date.

(2) At September 30, 1998, the named executive officer owned 25,000 shares of restricted Common Stock, having a fair market value of $71,875 on such date, based on the closing price of the Company's Common Stock on such date. For Mr. Parrish, also includes his pro rata portion of 25,000 shares of restricted stock granted to Phoenix Health Care of Illinois, Inc. ("Phoenix of Illinois"), based on his 64% ownership of such entity. For Dr. Leeper, also includes her pro rata portion of such restricted stock based on her approximately 16.7% ownership of such entity. All of these shares were granted on May 5, 1998 and vest in full on the first anniversary of the grant date. The owner is entitled to receive any dividends declared on these shares of restricted stock.



FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth the number and value of unexercised options held by the named executive officers at September 30, 1998:

                                       Number of Securities Underlying
                                            Unexercised Options at             Value of Unexercised In-the-Money
                                      Fiscal Year End September 30, 1998              Options at Year-End
               Name                       Exercisable/Unexercisable                Exercisable/Unexercisable
O.B. Parrish                                    88,000/176,000                                $0

Mary Ann Leeper, Ph.D.                          96,667/193,333                                $0

EMPLOYMENT AGREEMENTS

     Dr. Leeper entered into an employment agreement with the Company effective May 1, 1994. The original term of Dr. Leeper's employment extended to April 30, 1997 and thereafter her employment term renews automatically for additional three-year terms unless notice of termination is given. The employment agreement is terminable by the Company at any time if such termination is for cause (as defined in the employment agreement). If Dr. Leeper is terminated without cause, the Company is obligated to continue to pay Dr. Leeper her base salary and any bonus to which she would otherwise have been entitled for a period equal to the longer of two years from date of termination or the remainder of the then applicable term of the employment agreement. In addition, the Company is obligated to continue Dr. Leeper's participation in any health, life insurance or disability plan sponsored by the Company and in which Dr. Leeper participated prior to her termination of employment. Dr. Leeper's employment agreement provides for a base salary of $175,000, $195,000 and $225,000, respectively, for each of the first three years of her employment term, subject to the achievement of certain performance goals established by Dr. Leeper and the Company. If the employment agreement is renewed beyond the initial three-year term, the base salary will be increased annually by the Board of Directors based upon Dr. Leeper's performance and such other factors as the Board of Directors deems appropriate. For fiscal 1998, Dr. Leeper's base salary was set at $225,000 and for fiscal 1999 it was set at $225,000. The employment agreement also provides Dr. Leeper with certain fringe benefits including an annual cash bonus of up to 100% of her base salary if certain performance goals established by the Board of Directors are achieved.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of November 17, 1998 by (1) each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Stock; (2) each director; (3) each named executive officer; and (4) all directors and executive officers as a group.


                                           Shares
                                     Beneficially Owned
           Name                      Number      Percent
O.B. Parrish (1)                    494,001        4.68%
William R. Gargiulo, Jr. (1)        366,668        3.50%
Mary Ann Leeper, Ph.D. (1)          455,668        4.31%
David R. Bethune (2)                 50,000        *
Phoenix Health Care of
  Illinois, Inc.(3)                 324,501        3.10%
Stephen M. Dearholt (4)           1,125,466       11.07%
State of Wisconsin
  Investment Board                  635,000        6.08%
All directors and
executive officers as a
group (eight persons)(1)(2)(4)    1,987,801       17.37%


*        Less than 1%.

(1) Includes 269,501 shares owned by and 30,000 shares under option to Phoenix Health Care of Illinois, Inc. ("Phoenix of Illinois"). Messrs. Parrish and Gargiulo and Dr. Leeper may be deemed to share voting and dispositive power as to such shares since Mr. Gargiulo is a trustee of a trust which is a shareholder, and Mr. Parrish and Dr. Leeper are officers, directors and shareholders, of Phoenix of Illinois. For Dr. Leeper, also includes 9,500 shares owned by and 96,667 shares under option to her (which options are exercisable within 60 days); for Mr. Parrish, also includes 56,500 shares owned by and 88,000 shares under option to him (which options are exercisable within 60 days); and for Mr. Gargiulo, also includes 500 shares owned by and 16,667 shares under option to him, which options are exercisable within 60 days.

(2)      Represents options which are currently exercisable.

(3) Includes 269,501 shares owned by and 30,000 shares under options to Phoenix of Illinois.

(4) Includes 238,057 shares owned directly by Mr. Dearholt. Also includes 69,500 shares held by the Dearholt, Inc. Profit Sharing Plan, 9,680 shares held by Response Marketing Money Purchase Plan, 5,000 and 148,129 shares held by trusts (of which Mr. Dearholt is a trustee) and 45,100 shares held by Mr. Dearholt's minor children. Also includes warrants to purchase 610,000 shares of Common Stock and options to purchase 30,000 shares.

                              CERTAIN TRANSACTIONS

         On March 25, 1997 and again on March 25, 1998, the Company extended a $1 million one-year promissory note payable by the Company to Mr. Dearholt in connection with a previous loan Mr. Dearholt made to the Company. The promissory note is now payable in full on March 25, 1999 and bears interest at 12% per annum payable monthly. The note proceeds were initially used by the Company to provide working capital needed to fund the initial stages of the Company's U.S. marketing campaign ($0.2 million) and to fund operating losses ($0.8 million). The borrowing transactions were effected in the form of a promissory note from the Company to Mr. Dearholt and related Note Purchase and Warrant Agreements and Stock Issuance Agreements. Under the 1997 and 1998 Note Purchase and Warrant Agreements, the Company issued to Mr. Dearholt warrants to purchase 200,000 and 200,000 shares of the Company's Common Stock in 1997 and 1998, respectively, at exercise prices of $1.848 and $2.25 per share, respectively. The warrants expire upon the earlier of their exercise or five years after the date of their issuances. Under the Stock Issuance Agreements, if the Company fails to pay the $1 million under the note when due, the Company must issue 200,000 shares of its Common Stock to Mr. Dearholt. This issuance will not, however, alleviate the Company from its liability under the note. The Company also granted Mr. Dearholt certain securities registration rights with respect to any Common Stock he receives from the Company under these warrants or the Stock Issuance Agreement. Mr. Dearholt has agreed that, if the Company requests, he will extend the promissory note for an additional one-year term to be due and payable on March 25, 2000 upon the same terms as the prior note extensions. In consideration of this agreement, the Company extended the term of certain warrants held by Mr. Dearholt to purchase 200,000 shares of the Company's Common Stock which expire March 25, 2001 to March 25, 2002.

         On July 27, 1997, a trust of which Stephen M. Dearholt, a director of the Company, is a trustee, purchased 60,000 shares of the Company's Class A Convertible Preferred Stock--Series 1 at a price of $2.50 per share, which represented the per share price offered to all subscribers in the private placement of these shares.

         It has been and currently is the policy of the Company that transactions between the Company and its officers, directors, principal shareholders or affiliates are to be on terms no less favorable to the Company than could be obtained from unaffiliated parties. The Company intends that any future transactions between the Company and its officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, $.01 par value per share and 5,000,000 shares of Class A Preferred Stock, $.01 par value per share (the "Class A Preferred Stock"). The Class A Preferred Stock may be issued in series, at such times and with such terms, as the Board of Directors deems appropriate. To date, the Board of Directors has authorized for issuance 1,040,000 shares of Class A Preferred Stock--Series 1, of which 680,000 shares are currently outstanding and 1,500,000 shares of Class A Preferred Stock--Series 2, of which no shares are currently issued and outstanding since the 729,927 shares of Class A Preferred Stock--Series 2 which were previously issued have all converted into a like number of shares of Common Stock. The Company's Amended and Restated Articles of Incorporation provide that any shares of Class A Preferred Stock which are issued and subsequently converted into Common Stock may not be reissued by the Company. Accordingly, the Company currently has 2,460,000 shares of Class A Preferred Stock authorized and available for issuance in series designated by the Board.

COMMON STOCK

         Holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Subject to the prior rights of the holders of Class A Preferred Stock, as described below, holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor. Upon liquidation or dissolution of the Company, holders of Common Stock are entitled to share ratably in the remaining assets of the Company which may be available for distribution after payment of the Company's creditors and satisfaction of any accrued but unpaid dividends on, and the liquidation preferences, if any, of, the Class A Preferred Stock. Holders of Common Stock have no preemptive, subscription or redemption rights. The Common Stock has no cumulative voting rights. As a result, holders of more than 50% of the outstanding shares of Common Stock can elect all of the directors of the Company.

         All outstanding shares of Common Stock, including the Shares to be sold in this offering, are, or upon payment therefor, will be, fully paid and nonassessable. Wisconsin law, however, may make shareholders of the Company personally liable for unpaid wages due employees for up to six months' services, but not in an amount greater than the consideration paid for such shares.

CLASS A PREFERRED STOCK

         The Company's Board of Directors is authorized, subject to the limitations described below, to issue from time to time, without shareholder authorization, in one or more designated series, shares of Class A Preferred Stock and to determine the dividend, redemption, liquidation, sinking fund and conversion rights of each particular series. No dividends or other distributions will be payable on the Common Stock unless dividends are paid in full on the Class A Preferred Stock and all sinking fund obligations for the Class A Preferred Stock, if any, are fully funded. Dividends on the Class A Preferred Stock will be cumulative from the date of issuance. In the event of a liquidation or dissolution of the Company, the Class A Preferred Stock would have priority over the Common Stock to receive the amount of the liquidation preference as specified in each particular series, together with any accrued but unpaid dividends thereon out of the remaining assets of the Company. Holders of shares of Class A Preferred Stock will have the right, at any time on or before the redemption of such shares, to surrender the certificate evidencing the shares of Class A Preferred Stock and receive upon conversion thereof, a certificate evidencing one share of Common Stock for each share of Class A Preferred Stock so surrendered. The holders of Class A Preferred Stock shall be entitled to cast one vote per share held of record by them at all meetings of the shareholders of the Company.

Class A Preferred Stock--Series 1

         Pursuant to the Company's Articles of Incorporation, on August 15, 1997, the Board of Directors by resolution designated the relative rights and preferences of the first series of Class A Preferred Stock which was designated "Class A Preferred Stock--Series 1." The Board authorized for issuance 1,040,000 shares of this Series 1 Preferred Stock and 680,000 shares were issued and are currently outstanding. The Company has no present intention of issuing any additional shares of Series 1 Preferred Stock. The Series 1 Preferred Stock accrues dividends on a daily basis at the rate of 8% per year on the "liquidation value" of the Series 1 Preferred Stock ($2.50 per share subject to adjustment and increase for accrued dividends). The dividends will accrue through the earliest of the date of repurchase of the Series 1 Preferred Stock, its conversion into Common Stock or the liquidation of the Company. Dividends on the Series 1 Preferred Stock must be paid in full before dividends may be paid on any other class of stock of the Company or before any sums may be set aside for the redemption or purchase of any of the Preferred Stock. Dividends will accrue whether or not they have been declared and whether or not there are funds legally available therefore. Dividends are payable on October 1 of each year. Dividends which are not paid on such dividend reference date will accrue and be added to the liquidation value of each share of Series 1 Preferred Stock. No dividends can be declared and set aside for any shares of Common Stock unless the Board declares a dividend payable on the outstanding shares of Series 1 Preferred Stock, in addition to the dividends which the Series 1 Preferred Stock is otherwise entitled as described above. Such additional dividends on the Series 1 Preferred Stock must be declared in the same amount per share of Series 1 Preferred Stock as would be declared payable on the shares of Common Stock into which each share of Series 1 Preferred Stock could be converted.

         On or after August 1, 1998, each share of Series 1 Preferred Stock is convertible into one share of Common Stock. Upon conversion, certificates for shares of Common Stock will be issued together with, to the extent legally available, an amount of cash equal to the remaining accrued but unpaid dividends on the shares of Series 1 Preferred Stock so converted. The Series 1 Preferred Stock is redeemable by the Company on or after August 1, 2000 (subject to prior conversion by the holder) at a price of $2.50 per share plus all accrued but unpaid dividends. Upon a liquidation of the Company, the Series 1 Preferred Stock is entitled to a liquidation preference equal to $2.50 per share plus any accrued but unpaid dividends. This amount must be paid prior to any distribution on shares of Common Stock. Except as provided above, the Series 1 Preferred Stock will have the same rights, preferences and limitations as any other series of Preferred Stock to be issued in the future, whenever designated and issued

Class A Preferred Stock--Series 2

         On December 30, 1997, the Company's Board of Directors by resolution designated the relative rights and preferences of the second series of Class A Preferred Stock which is designated "Class A Preferred Stock--Series 2." The Board authorized for issuance 1,500,000 shares of this Series 2 Preferred Stock and, shortly thereafter, 729,927 shares were issued. However, as of the date of this Prospectus, no shares of Series 2 Preferred Stock are issued and outstanding since they all converted into shares of Common Stock on a one-for-one basis on April 3, 1998. The Series 2 Preferred Stock does not carry any dividend preference. Upon a liquidation of the Company, each share of the Series 2 Preferred Stock outstanding at the time of such liquidation is entitled to a liquidation preference equal to the purchase price paid for such share. This amount must be paid prior to any distribution on shares of Common Stock, however, the liquidation preference on the Series 1 Preferred Stock must be paid before the liquidation preference on the Series 2 Preferred Stock is paid.

         The issuance of one or more series of Class A Preferred Stock could have an adverse effect on certain rights, including voting rights, of the holders of Common Stock. Such shares are also available for issuance to defend against the threat of a takeover, if the Board of Directors deems such takeover not to be in the best interests of the Company or its shareholders. This could occur even if such a takeover of the Company was favored by a majority of shareholders and was at a premium to the market price of the Common Stock. The Company has no current plans or intention to issue additional shares of Class A Preferred Stock.

WARRANTS

         The Warrant issued to the Selling Stockholder entitles the holder to purchase 200,000 Shares of Common Stock at a price of $2.17 per share. The Warrant is exercisable at any time beginning on May 19, 1999 and ending three years thereafter. The Shares of Common Stock underlying the Warrant, when issued upon exercise of the Warrant in whole or in part, will be fully paid and nonassessable (subject to the last sentence under "Common Stock" above), and the Company will pay any transfer tax incurred as a result of the issuance of Common Stock to the holder upon its exercise.

         The Warrant contains provisions that protect the holder against dilution by adjustment of the exercise price and number of shares to be received upon exercise. Such adjustments will occur in the event, among others, of a merger, stock split or reverse stock split, stock dividend or recapitalization. The Company is not required to issue fractional shares upon the exercise of the Warrant. The holder of the Warrant will not possess any rights as a stockholder of the Company until such holder exercises the Warrant.

         The Warrant may be exercised upon surrender on or before the expiration date of the Warrant at the offices of the Company, with an exercise form completed and executed as indicated, accompanied by payment of the exercise price for the number of shares with respect to which the Warrant is being exercised. The exercise price is payable either (i) by check or bank draft payable to the order of the Company or by wire transfer to an account designated by the Company or (ii) by a "cashless exercise," in which that number of shares of Common Stock underlying the Warrant having a fair market value equal to the aggregate exercise price are cancelled as payment of the exercise price.

         For the life of the Warrant, the holder thereof has the opportunity to profit from a rise in the market price of the Common Stock without assuming the risk of ownership of the shares of Common stock issuable upon the exercise of the Warrant. The Warrant holder may be expected to exercise the Warrant at a time when the Company would, in all likelihood, be able to obtain any needed capital by an offering of Common Stock on terms more favorable than those provided for by the Warrant. Furthermore, the terms on which the Company could obtain additional capital during the life of the Warrant may be adversely affected.

         In addition to the Warrant issued to the Selling Stockholder, the Company is required to issue warrants to its placement agent in connection with the Equity Line Agreement. Such warrants will be issued at such time or times as the Company receives funds from the Selling Stockholder under the Equity Line Agreement. The placement agent is entitled to receive warrants exercisable for Shares of Common Stock representing 10% of the Shares of Common Stock sold by the Company to the Selling Stockholder under the Equity Line Agreement. Each warrant will have a three-year term and will be exercisable at the same price per share and will have terms and conditions similar to the Warrant issued to the Selling Stockholder described above.

TRANSFER AGENT

         The transfer agent and registrar for the Common Stock is Firstar Trust Company, Milwaukee, Wisconsin.

CERTAIN STATUTORY PROVISIONS

         Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of public corporations, such as the Company, which are held by any person holding in excess of 20% of the voting power of such Company shall be limited to 10% of the full voting power of such shares. This statutory voting restriction is not applicable to shares acquired directly from the Company, acquired in a transaction incident to which the shareholders of the Company vote to restore the full voting power of such shares and under certain other circumstances more fully described in section 180.1150. In addition, this statutory voting restriction is not applicable to shares of Common Stock acquired before April 22, 1986.

         Section 180.1141 of the Wisconsin Business Corporation Law provides that a "resident domestic corporation," such as the Company, may not engage in a "business combination" with an "interested shareholder" (a person beneficially owning 10% or more of the aggregate voting power of the stock of the Company) for three years after the date (the "stock acquisition date") the interested shareholder acquired his 10% or greater interest, unless the business combination (or the acquisition of the 10% or greater interest) was approved before the stock acquisition date by the Company's Board of Directors. After the three-year period, a business combination that was not so approved can be consummated only if it is approved by a majority of the outstanding voting shares not held by the interested shareholder or is made at a specified price intended to provide a fair price for the shares held by noninterested shareholders. Section 180.1141 is not applicable to shares of Common Stock acquired by a shareholder prior to the registration of the Common Stock under the Exchange Act and shares acquired before September 10, 1987.

INDEMNIFICATION

         The Company's directors and officers are entitled to certain statutory rights to be indemnified by the Company against certain litigation-related liabilities and expenses, provided the director or officer is either successful in the defense of such litigation or is otherwise determined not to have engaged in willful misconduct, knowingly violated the law, failed to deal fairly with the Company or its shareholders or derived an improper personal benefit in the performance of his duties to the Company. These rights are incorporated in the Company's By-Laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                               SELLING STOCKHOLDER

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock by the Selling Stockholder as of , 1998. Upon the completion of the offering and assuming the sale by the Selling Stockholder of all of the Shares of Common Stock available for resale under this Prospectus, the Selling Stockholder will not own more than 1% of the outstanding Common Stock of the Company.

                                           Shares Owned                    Shares Being      Shares Owned After
                                          Before Offering                     Offered             Offering
                                    Number               Percent
Kingsbridge Capital Limited      2,413,124(1)             20%(2)             2,413,124(1)           0(3)
P.O. Box 3340
Dawson Building
Main Street
Tortola,
British Virgin Islands
Total

(1) Includes 2,213,124 Shares of Common Stock which may be issued pursuant to the Equity Line Agreement and 200,000 Shares of Common Stock which are issuable upon exercise of the Warrant.

(2) As of the date of this Prospectus, the Selling Stockholder does not own any shares of the Company's Common Stock. If all of the Shares offered hereby were purchased and held by the Selling Stockholder, it would hold approximately 20% of the outstanding Common Stock of the Company.

(3) Assumes that all Shares acquired pursuant to the Equity Line Agreement and the Warrant are sold pursuant to this Prospectus.


         The Selling Stockholder has not had any material relationship with the Company or any of its affiliates within the past three years other than as a result of the ownership of Common Stock or as a result of the negotiation and the execution of the Equity Line Agreement.

         The Shares offered hereby by the Selling Stockholder are to be acquired pursuant to the Equity Line Agreement between the Company and the Selling Stockholder or upon exercise of the Warrant. Under the Equity Line Agreement, the Company agreed to register the Shares for resale by the Selling Stockholder to permit the resale of such Shares from time to time by the Selling Stockholder in the market or in privately-negotiated transactions. The Company will prepare and file such amendments and supplements to the registration statement as may be necessary in accordance with the rules and regulations of the Securities Act to keep it effective for a period of approximately 30 months.

         The Company has agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement.

                              PLAN OF DISTRIBUTION

         The Company has been advised by the Selling Stockholder that the Selling Stockholder may sell the Shares from time to time in transactions on the American Stock Exchange, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. The Selling Stockholder may effect these transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers of the Shares for whom the broker-dealer may act as an agent or to whom they may sell the Shares as a principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions.

         The Selling Stockholder is an "underwriter" within the meaning of the Securities Act in connection with the sale of the Shares offered hereby. Broker-dealers who act in connection with the sale of the Shares may also be deemed to be underwriters. Profits on any resale of the Shares as a principal by such broker-dealers and any commissions received by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholder (and, if they act as agent for the purchaser of such Shares, from such purchaser). Broker-dealers may agree with the Selling Stockholder to sell a specified number of Shares at a stipulated price per share and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above. To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing (a) the name of any such broker-dealers; (b) the number of Shares involved; (c) the price at which such Shares are to be sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable; (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented; and (f) other facts material to the transaction.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in the Common Stock to effect covering transactions, to impose penalty bids or to effect passive market making bids. In addition and without limiting the foregoing, in connection with transactions in the Shares, the Company and the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without imitation, Rule 10b-5 and, insofar as the Company and the Selling Stockholder are distribution participants, Regulation M and Rules 100, 101, 102, 103, 104 and 105 thereof. All of the foregoing may affect the marketability of the Shares.

         The Selling Stockholder has agreed that it will not engage in short sales of the Company's Common Stock except that the Selling Stockholder may enter into any short sale or other hedging arrangement it deems appropriate with respect to Shares it receives under the Equity Line Agreement after it receives a Put Notice with respect to such Shares so long as such short sales or arrangements do not involve more than the number of such Shares with respect to that Put Notice.

         The Selling Stockholder will pay all commissions and certain other expenses associated with the sale of the Shares. The Shares offered hereby are being registered pursuant to contractual obligations of the Company, and the Company has paid the expenses of the preparation of this Prospectus. The Company has also agreed to indemnify the Selling Stockholder with respect to the Shares offered hereby against certain liabilities, including, without limitation, certain liabilities under the Securities Act, or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

                                  LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for the Company by Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., Milwaukee, Wisconsin.

                                     EXPERTS

         The consolidated financial statements of the Company at September 30, 1997 and for the two years in the period ended September 30, 1997 included in this Prospectus have been audited by McGladrey & Pullen LLP, independent auditors, as set forth in their report (which contains an explanatory paragraph with respect to conditions which raise substantial doubt about the Company's ability to continue as a going concern), in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that might result from the outcome of that uncertainty.

                            THE FEMALE HEALTH COMPANY
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                           Document                                                     Page No.
Audited Consolidated Financial Statements.

         Report of McGladrey & Pullen, LLP, Independent Auditors.                          F-1

         Consolidated Balance Sheet as of September 30, 1997.                              F-2

         Consolidated Statements of Operations for the years ended September 30,
            1997 and 1996.                                                                 F-3

         Consolidated Statements of Stockholders' Equity for the years ended
            September 30, 1997 and 1996.                                                   F-4

         Consolidated Statements of Cash Flows for the years ended September 30,
            1997 and 1996.                                                                 F-7

         Notes to Consolidated Financial Statements.                                       F-10

Unaudited Condensed Interim Financial Statements.

         Condensed Consolidated Balance Sheet as of June 30, 1998.                         F-25

         Condensed Consolidated Statements of Operations for Quarters ended June
            30, 1998 and 1997.                                                             F-26

         Condensed Consolidated Statements of Operations for Nine Months ended
            June 30, 1998 and 1997.                                                        F-27

         Condensed Consolidated Statements of Cash Flows for Nine Months ended
            June 30, 1998 and 1997.                                                        F-28

         Notes to Condensed Consolidated Financial Statements.                             F-29

         INDEPENDENT AUDITOR'S REPORT



         To the Board of Directors and Stockholders
         The Female Health Company and Subsidiaries
         Chicago, Illinois

         We have audited the accompanying consolidated balance sheet of The Female Health Company and subsidiaries, as of September 30, 1997, and the related statements of operations, stockholders' equity, and cash flows for the years ended September 30, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Female Health Company and subsidiaries as of September 30, 1997, and the results of their operations and their cash flows for the years ended September 30, 1997 and 1996, in conformity with generally accepted accounting principles.

         The accompanying consolidated financial statements have been presented assuming that The Female Health Company will continue as a going concern. As more fully described in Note 15, the Company has experienced slower than expected growth in revenues from its sole product, which has adversely affected the Company's current results of operations and liquidity. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
         Note 15. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

         As described in Note 16 to the financial statements, the Company changed its method of accounting for discounts on convertible debentures. This change has been applied retroactively to 1996 and, accordingly, all prior financial statements have been restated.

                                               McGLADREY & PULLEN, LLP

                                               /s/ MCGLADREY & PULLEN, LLP

         Schaumburg, Illinois
         November 20, 1997

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES

                           Consolidated Balance Sheet


                                                                                           September 30, 1997
                                                                                              ------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                                       $1,633,467
Accounts receivable, net of allowances of  $292,000                                                610,951
Inventories, net of allowances of  $894,000                                                        947,081
Prepaid expenses and other current assets                                                          293,590
                                                                                               -----------
TOTAL CURRENT ASSETS                                                                             3,485,089

OTHER ASSETS
Note receivable                                                                                    750,000
Intellectual property, net of accumulated amortization of $199,248                                 996,360
Other assets                                                                                       243,782

PROPERTY, PLANT AND EQUIPMENT
Equipment, furniture and fixtures                                                                3,863,859
Less: accumulated depreciation                                                                   (999,735)
                                                                                               -----------
                                                                                                 2,864,124
                                                                                               -----------
                                                                                                $8,339,355
                                                                                               ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Notes payable, related party, net of unamortized discount of $133,209                             $866,791
Current maturities of long-term debt and capital lease obligations                                  43,996
Accounts payable                                                                                   874,908
Accrued expenses and other current liabilities                                                     372,323
Preferred dividends payable                                                                         14,965
                                                                                                ----------
TOTAL CURRENT LIABILITIES                                                                        2,172,983
LONG-TERM LIABILITIES
Long term debt and capital lease obligations, less current maturities                              538,969
Deferred gain on sale of facility                                                                1,767,612
Other long term liabilities                                                                        305,153
                                                                                                ----------
                                                                                                 4,784,717

STOCKHOLDERS' EQUITY
Convertible Preferred Stock, par value $.01
  per share.  Authorized 5,000,000 shares; issued and outstanding 680,000 shares
     6,800
Common Stock, par value $.01 per share.
  Authorized 15,000,000 shares; issued and outstanding 9,514,430 shares                             95,145
Additional paid-in capital                                                                      40,238,387
Foreign currency translation gain                                                                  203,195
Accumulated deficit                                                                           (36,988,889)
                                                                                              ------------
                                                                                                 3,554,638
                                                                                              ------------
                                                                                                $8,339,355
                                                                                              ============



See notes to consolidated financial statement

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES

                      Consolidated Statements of Operations


                                                                            Years ended September 30
                                                                             1997                  1996
                                                                         -----------            ----------
         NET REVENUES                                                     $2,916,408            $2,064,258
         COST OF PRODUCTS SOLD:
              Cost of goods sold                                           4,530,185             3,769,979
              Change in obsolescence reserve                             (1,054,476)               950,000
                                                                         -----------            ----------
                                                                           3,475,709             4,719,979
                                                                         -----------            ----------
         GROSS PROFIT (LOSS)                                               (559,301)           (2,655,721)

         OPERATING EXPENSES
         Advertising and promotion                                         1,642,347             1,976,289
         Selling, general and administrative                               3,036,765             3,303,717
                                                                         -----------            ----------
         Total Operating Expenses                                          4,679,112             5,280,006
                                                                         -----------            ----------
         Operating (loss)                                                (5,238,413)           (7,935,727)

         NONOPERATING INCOME (EXPENSE)
         Interest expense                                                (1,268,980)             (662,916)
         Interest income                                                     176,717               106,708
         Nonoperating income/(expense)                                        79,527             (301,907)
                                                                         -----------           -----------
                                                                         (1,012,736)             (858,115)
                                                                         -----------           -----------
         (LOSS) FROM CONTINUING OPERATIONS                               (6,251,149)           (8,793,842)

         Income (loss) from discontinued
           operations and gain on sale, net of
           applicable income tax expense                                         ---               (4,461)
                                                                         -----------           -----------
         Net (loss)                                                      (6,251,149)           (8,798,303)

         Preferred dividends                                                  14,965                   ---
                                                                         -----------           -----------
         Net (loss) attributable to common
           stockholders                                                  (6,266,114)           (8,798,303)

         Net (loss) per common share outstanding
           Continuing Operations                                             ($0.74)               ($1.33)
           Discontinued Operations                                               .00                   .00
                                                                         -----------            ----------
                                                                             ($0.74)               ($1.33)

         Weighted average common shares outstanding                       8,453,266             6,611,796


         See notes to consolidated financial statement

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Equity


                                                                                                    Additional
                                                                    Preferred          Common         Paid-in
                                                                      Stock             Stock         Capital
Balance at September 30, 1995                                       $   ---            $63,928       29,411,702
Net loss                                                                ---                ---              ---
Issuance of 700,000 shares of Common Stock
  (net of offering costs of $293,313)                                   ---              7,000        2,779,417
Issuance of 13,350 shares of Common Stock
  upon exercise of stock options                                        ---                133           46,741
Issuance of 105,580 shares of Common Stock
  for consulting and other services                                     ---              1,056          626,712
Issuance of warrants with convertible debentures                        ---                ---           90,000
Issuance of beneficial conversion feature
  with convertible debentures                                           ---                ---          382,000
Issuance of warrants with short-term  notes payable                     ---                ---          340,000
Issuance of warrants for consulting and  other services                 ---                ---           78,500
Translation adjustment                                                  ---                ---              ---
                                                                   --------          ---------      -----------
Balance at September 30, 1996                                           ---            $72,117      $33,755,072

Net loss                                                                ---                ---              ---
Issuance of 2,128,371 shares of Common Stock
  upon conversion of debt                                               ---             21,284        3,670,281
Issuance of 39,833 shares of Common Stock
  upon exercise of stock options                                        ---                398          178,268
Issuance of 124,564 shares of Common Stock
  for consulting services                                               ---              1,246          206,617
Issuance of 10,000 shares of Common Stock
  under Stock Bonus Plan                                                ---                100           53,025
Issuance of warrants with convertible debentures                        ---                ---           30,176
Issuance of beneficial conversion feature
 with convertible debentures                                            ---                ---          398,000
Issuance of warrants with short-term  notes payable                     ---                ---          250,000
Issuance of 680,000 shares of Preferred  Stock
 (net of offering costs of $96,252)                                   6,800                ---        1,596,948
Issuance of warrants for consulting services                            ---                ---           89,500
Revaluation of options for legal services                               ---                ---           10,500
Preferred stock dividends                                               ---                ---              ---
Translation adjustment                                                  ---                ---              ---
                                                                     ------           --------      -----------
Balance at September 30, 1997                                        $6,800            $95,145      $40,238,387
                                                                     ======           ========      ===========

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Equity


                                                                                                     Foreign
                                                                                                     Currency
                                                                                 Accumulated       Translation
                                                                  Deficit        Gain (Loss)           Total
Balance at September 30, 1995                                  $(21,924,472)         ---            $7,551,158

Net loss                                                         (8,798,303)         ---            (8,798,303)
Issuance of 700,000 shares of Common Stock
 (net of offering costs of $293,313)                                    ---          ---             2,786,417
Issuance of 13,350 shares of Common Stock
 upon exercise of stock options                                         ---          ---                46,874
Issuance of 105,580 shares of Common Stock
 for consulting and other services                                      ---          ---               627,768
Issuance of warrants with convertible debentures                        ---          ---                90,000
Issuance of beneficial conversion feature
 with convertible debentures                                            ---          ---               382,000
Issuance of warrants with short-term notes payable                      ---          ---               340,000
Issuance of warrants for consulting and other services                  ---          ---                78,500
Translation adjustment                                                  ---       83,858                83,858
                                                                 ----------       ------                ------
Balance at September 30, 1996                                   (30,722,775)      83,858             3,188,272
Net loss                                                         (6,251,149)         ---            (6,251,149)

Issuance of 2,128,371 shares of Common Stock
 upon conversion                                                        ---          ---             3,691,565
Issuance of 39,833 shares of Common Stock
 upon exercise of stock options                                         ---          ---               178,666
Issuance of 124,564 shares of Common Stock
 for consulting services                                                ---          ---               207,863
Issuance of 10,000 shares of Common Stock
 under Stock Bonus Plan                                                 ---          ---                53,125
Issuance of warrants with convertible debentures                        ---          ---                30,176
Issuance of beneficial conversion feature
 with convertible debentures                                            ---          ---               398,000
Issuance of warrants with short-term notes payable                      ---          ---               250,000
Issuance of 680,000 shares of Preferred Stock
 (net of offering costs of $96,252)                                     ---          ---             1,603,748
Revaluation of warrants for consulting services                         ---          ---                89,500
Revaluation of options for legal services                               ---          ---                10,500
Preferred stock dividends                                           (14,965)         ---               (14,965)
Preferred stock dividends                                               ---          ---                   ---

Translation adjustment                                                  ---      119,337               119,337
                                                               ------------      -------               -------
Balance at September 30, 1997                                  $(36,988,889)    $203,195            $3,554,638
                                                               ============     ========            ==========



See notes to consolidated financial statements.

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                                                                                           Years ended September 30
                                                                                             1997               1996
OPERATING ACTIVITIES                                                                      ----------         ----------
Net (loss)                                                                               ($6,251,149)       ($8,798,303)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation                                                                                  553,298            349,061
Amortization of intellectual property rights                                                  121,741             76,023
Provision for (recovery of) inventory obsolescence                                        (1,054,476)            950,000
Provision for doubtful accounts, returns and discounts                                        119,274            120,126
Gain on sale of Holdings                                                                          ---          (224,538)
(Gain) loss on disposal of equipment                                                         (84,646)             37,576
Issuance and revaluation of warrants and options                                              360,988            706,268
Amortization of debenture issuance costs                                                       27,507              4,278
Amortization of discount on note receivable and interest earned on lease deposit             (29,140)           (29,703)
Amortization of discounts on notes payable and convertible debentures                         954,820            304,570
Amortization of other assets                                                                      ---            250,000
Write down of note receivable to realizable value                                              92,471                ---
Amortization of deferred gain on sale and leaseback of building                              (70,119)                ---
Changes in operating assets and liabilities of continuing operations, excluding effect of purchase of Chartex in 1996:
Accounts receivable                                                                         (271,173)             47,269
Inventories                                                                                 1,086,999          1,935,923
Prepaid expenses and other current assets                                                      28,260                177
Accounts payable                                                                              138,532          (914,876)
Accrued expenses and other current liabilities                                              (730,929)          1,133,407
Due to stockholder                                                                                ---           (19,795)
                                                                                           ----------         ----------
NET CASH (USED IN) OPERATING ACTIVITIES                                                   (5,007,742)        (4,072,537)

INVESTING ACTIVITIES
Capital expenditures                                                                         (24,597)         (596,402)
Purchase of Chartex, less $71,417 cash received                                                   ---       (5,103,088)
Sale of Holdings, net of expenses and cash sold                                                   ---         5,213,263
Proceeds from sale of property and equipment                                                3,376,056               ---
Proceeds from return of lease deposits                                                         91,171               ---
Payments for lease deposits                                                                 (245,953)               ---
                                                                                           ----------        ----------
NET CASH PROVIDED BY (USED IN) INVESTING  ACTIVITIES                                        3,196,677         (486,227)
FINANCING ACTIVITIES
Proceeds from issuance of preferred stock                                                   1,603,748               ---
Proceeds from issuance of common stock                                                            ---         3,080,000
Proceeds from issuance of common stock upon exercise of options                               178,666            46,874
Costs of common stock issuance                                                                    ---         (293,583)
Proceeds from related party notes issued                                                    1,000,000         2,160,000
Proceeds from convertible debentures issued                                                 2,020,000         2,000,000
Payments on notes payable, related party                                                  (2,160,000)               ---
Costs to issue convertible debentures                                                       (155,400)         (154,000)
Increase (decrease) in notes payable                                                              ---         (109,503)
Payments on long-term debt and capital lease obligations                                  (1,912,430)         (768,613)
                                                                                           ----------        ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                     574,584         5,961,175
Effect of exchange rate changes on cash and equivalents                                      (44,132)           (9,675)
                                                                                           ----------        ----------
Increase (decrease) in cash and cash equivalents                                          (1,280,613)         1,392,736

Cash and cash equivalents at beginning of year                                              2,914,080         1,521,344
                                                                                           ----------        ----------
Cash and cash equivalents at end of year                                                   $1,633,467        $2,914,080
                                                                                           ==========        ==========


See notes to consolidated financial statements.

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                                                                                             Years ended September 30
                                                                                            1997                  1996
                                                                                         ----------           ----------
Supplemental cash flow disclosures:
  Interest paid                                                                            $273,714             $457,280
Supplemental schedule of noncash investing and financing activities:
 Convertible debentures converted to common stock, net of unamortized
    discounts and issuance costs                                                          3,691,565
 Issuance of warrants on convertible debentures and notes payable                           280,176              430,000
 Capital lease obligations incurred for equipment                                            56,588
 Preferred dividends declared                                                                14,965
 Sale of manufacturing facility:
    Proceeds from sale                                                                    3,365,000
    Depreciated cost of property                                                        (1,398,819)
                                                                                        -----------
 Deferred gain on sale                                                                    1,966,181

Sale of WPC Holdings, Inc.:
   Selling price                                                                                               8,285,000
   Liabilities assumed by buyer                                                                                (916,060)
  Note receivable taken                                                                                        (785,000)
  Other assets received                                                                                        (250,000)
                                                                                                              ----------
  Cash received                                                                                                6,333,940
  Expenses on sale and cash sold                                                                             (1,120,677)
                                                                                                             -----------
                                                                                                              $5,213,263
 Purchase of Chartex:
  Assets acquired:
  Trade receivables                                                                                              203,613
  Inventories                                                                                                    644,268
  Other current assets                                                                                            82,053
  Property and equipment                                                                                       3,870,167
  Intellectual property rights                                                                                 1,127,469
                                                                                                              ----------
                                                                                                               5,927,570
  Liabilities assumed:
  Accounts payable and accrued expenses                                                                        (835,725)
  Bank debt                                                                                                  (1,615,229)
  Other long-term debt                                                                                       (1,109,235)
                                                                                                              ----------
                                                                                                               3,560,189
  Net assets acquired, net of cash received of $71,417 2,367,381 Settlement of intercompany assets and liabilities:
     Prepaid royalties                                                                                       (1,875,491)
     Accrued royalties                                                                                         4,761,198
     Option fee paid                                                                                           (150,000)
                                                                                                              ----------
  Cash paid in 1996                                                                                           $5,103,088
                                                                                                              ==========


See notes to consolidated financial statements.

Note 1.  Nature Of Business and Significant Accounting Policies

     Principles of consolidation and nature of operations: The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, The Female Health Company - UK and The Female Health Company - UK, plc, previously Chartex Resources Limited and Chartex International, plc ("Chartex"), respectively. All significant intercompany transactions and accounts have been eliminated in consolidation. The Female Health Company ("FHC" or the "Company") is currently engaged in the marketing, manufacture and distribution of a consumer health care product known as the Reality female condom, "Reality," in the U.S. and "femidom" or "femy" outside the U.S. The Female Health Company - UK, is the holding company of The Female Health Company
- UK, plc, which operates a 40,000 sq. ft. leased manufacturing facility located in London, England.

     The Company changed its name from Wisconsin Pharmacal, Inc. to The Female Health Company concurrently with the sale of WPC Holdings, Inc. on January 29, 1996.

     The Company sells primarily to public sector institutions, wholesalers, distributors, and drug, general merchandise, and grocery retailers in the U.S. and United Kingdom.

     Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect certain reported amounts and disclosures. Actual results may differ from those estimates. Significant accounting estimates include the following:

     Allowances for price discounts and product returns: Receivables include a provision for sales returns and trade allowances, which is based on management's estimate of future product returns from customers in connection with unsold product which has expired or is expected to expire before it is sold. The estimated cost for product returns, price discounts and trade allowances are accrued when the initial sale is recorded.

     Allowances against inventories: The market value of inventory is based on management's best estimate of future sales and the time remaining before the existing inventories reach their expiration dates.

     Intellectual property: The Company evaluates intellectual property rights for impairment by comparing the net present value of the asset's estimated future income stream to the asset's carrying value.

     Although management uses the best information available, it is reasonably possible that the estimates used by the Company will be materially different from the actual results. These differences could have a material effect on the Company's future results of operations and financial condition.

     Cash equivalents: The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Substantially all of the Company's cash was on deposit with one financial institution.

     Inventories: Inventories are valued at the lower of cost or market. The cost is determined using the first-in, first-out (FIFO) method.

     Foreign currency translation: In accordance with Financial Accounting Standards No. 52, "Foreign Currency Translation", the financial statements of the Company's international subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities, the historical exchange rate for stockholders' equity and a weighted average exchange rate for each period for revenues, expenses, and gains and losses. Translation adjustments are recorded as a separate component of stockholders' equity as the local currency is the functional currency.

     Building, equipment, furniture and fixtures and assets under capital leases: Depreciation and amortization is computed by the estimated useful lives of the respective assets which range as follows:

Equipment                                             5 - 10 years
Furniture and fixtures                                     3 years

Amortization of assets under capital lease is included with depreciation and amortization for owned assets.

     Intellectual property rights: The Company holds patents on the Female Condom in the United States, the European Union, Japan, Canada, Australia and The People's Republic of China and holds patents on the manufacturing technology in various countries. The Company also licenses the trademark "Reality" in the United States and has trademarks on the names "femidom" and "femy" in certain foreign countries. Intellectual property rights are amortized on a straight-line basis over their estimated useful life of twelve years.

     Financial instruments: The Company has no financial instruments for which the carrying value materially differs from fair value.

     Revenue Recognition: Revenues from product sales are recognized as the products are shipped to the customers.

     Research and Development Costs: Research and development costs are expensed as incurred. The amount of costs expensed for the years ended September 1997 and 1996 was $60,811 and $361,094, respectively.

     Stock-Based Compensation: The value of stock options awarded to employees is measured using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." The Company has provided pro forma disclosures of net income as if the fair value-based method prescribed by Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation", ("FAS 123"). was used in measuring compensation expense in Note 7.

     Income Taxes: The Company files separate income tax returns for its foreign subsidiaries. Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109) requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are also provided for carryforwards for income tax purposes. In addition, the amount of any future tax benefits is reduced by a valuation allowance to the extent such benefits are not expected to be realized.

     Advertising: The Company's policy is to expense production costs in the period in which the advertisement is initially presented to consumers.

     Net (Loss) Per Common Share: Net (loss) per common share is computed using the weighted average number of shares of common stock outstanding. Fully diluted income per share is not presented for each of the periods since the effect of including common equivalent shares would be anti-dilutive.

     Reclassifications: Certain prior year amounts have been reclassified on the Consolidated Statements of Operations and the Consolidated Statements of Cash Flows to conform to the 1997 presentation.

Note 2.  Inventories

     The components of inventory consist of the following at September 30, 1997:

Raw material                                          $ 237,315
Work in process                                          60,879
Finished goods                                        1,542,887
Less allowance for obsolescence                       (894,000)
                                                      ---------
Net Inventory                                         $ 947,081
                                                      =========

Note 3.  Leases

     Property, plant and equipment include the following amounts for leases which have been capitalized at September 30, 1997:

 Leasehold interest in equipment, furniture and fixtures       $189,124
 Less accumulated amortization                                  148,478
                                                               --------
                                                               $ 40,646
                                                               ========


     The Company entered into a seven year operating lease with a third party for office space effective September 12, 1994. The lease is cancelable at the end of the 60th month of the term of the lease upon payment of a termination fee of $63,867. The Company also has an informal agreement to reimburse an affiliate for office space used by the officers of the Company. The affiliate's lease is with an unrelated third party which expires January 31, 2001.

     On December 10, 1996, the Company entered into what is in essence a sale and leaseback agreement with respect to its 40,000 square foot manufacturing facility located in London, England. The Company received $3,365,000 (Pounds) 1,950,000 for leasing the facility to a third party for a nominal annual rental charge and for providing the third party with an option to purchase the facility for one pound during the period December 2006 to December 2027.

     As part of the same transaction, the Company entered into an agreement to lease the facility back from the third party for base rents of $336,000 (Pounds) 195,000 per year payable quarterly until 2016. The lease is renewable through December 2027. The Company was also required to make a security deposit of $336,000 (Pounds) 195,000 to be reduced in subsequent years. The facility had a net book value of $1,398,819 (Pounds) 810,845 on the date of the transaction. The $1,966,181 (Pounds) 1,139,155 gain which resulted from this transaction will be recognized ratably over the initial term of the lease. Unamortized deferred gain as of September 30, 1997 was $1,767,612 (Pounds) 1,096,441. Concurrent with this transaction, the Company repaid the mortgage loan on this property of $1,834,000 (Pounds) 1,062,500.

     In 1987, a subsidiary entered into a lease for office space expiring March 3, 1999. In 1993, these offices were vacated and subsequently this space was subleased to a third party for a period expiring February 28, 1999. At the time the sublease was entered into a liability was established for all future costs to the end of the lease, net of expected sublease receipts. Details of lease rent expense in total and separately for transactions with related parties is as follows:

                                                               September 30
                                                       1997                   1996
                                                     --------              --------
Operating lease expense:
Factory and office leases                            $579,197                $   --
Office space used by officers                          51,255                57,640
Other                                                  88,772               114,684
                                                     --------              --------
Total lease expense                                   719,224               172,324
Discontinued operations                                   ---                32,035
                                                     --------              --------
Continuing operations                                $719,224              $140,289
                                                     ========              ========

Future minimum payments under capital and operating leases, including planned reimbursement of affiliate for office space used by officers, consisted of the following at September 30, 1997:

                                                                                     Rentals
                                                                                     Receivable
                                                                                       Under
                                            Capital           Operating              Subleases
                                            --------          ----------             ----------
1998                                        $44,897           $  592,741              $65,664
1999                                         23,156              485,201               12,038
2000                                            ---              459,607                  ---
2001                                            ---              431,983                  ---
2002                                            ---              320,110                  ---
Thereafter                                      ---            4,401,513                  ---
                                           --------            ---------             --------
Total minimum payments                      $68,053           $6,691,155              $77,702
                                                              ==========             ========
Amount representing interest                   (901)
                                           --------
                                            $67,152
                                           ========


Note 4.  Notes Payable and Long-Term Debt

During 1997, the Company repaid and then subsequently borrowed $1,000,000 from Mr. Dearholt, a current director of the Company. The outstanding note payable bears interest at 12% and is payable in full in 1998. As part of the transaction, the Company issued Mr. Dearholt warrants to purchase 200,000 shares of the Company's common stock at $1.848 per share, which represented the average trading price for the five trading days prior to the closing date for the transaction and resulted in an initial discount on the note of $250,000. Any stock issued under the warrants carry certain registration rights. The warrants expire in 2004. In addition, if the Company defaults on its obligation under the note, the Company is required to issue an additional 200,000 shares of its common stock to Mr. Dearholt in addition to all other remedies to which Mr. Dearholt may be entitled. The note is recorded at September 30, 1997, net of unamortized discount of $133,209. The discount in combination with the note's 12% coupon resulted in an effective interest rate of 53 percent on the note.

During 1997, the Company repaid $1,000,000 borrowed from an affiliate of Mr. Dearholt, and $160,000 borrowed from Mr. Parrish, a current officer and director of the Company.

Long-term debt and capital lease obligations at September 30, 1997, consisted of the following:

Foundation note, noninterest bearing, due 1999,
  net of unamortized discount of $80,676, interest imputed at 11%                    $ 515,813
Capital lease obligations                                                               67,152
                                                                                     ---------
Total long-term debt and capital leases                                                582,965
Less current maturities                                                                 43,996
                                                                                     ---------
Long-term portion                                                                    $ 538,969
                                                                                     =========

The Foundation note for $515,813 (Pounds) 319,957 is a noninterest bearing Economic Development Grant provided by the United Kingdom Regional Selective Assistance Program. The grant is repayable by the Company if certain conditions of the grant are not satisfied.

On February 20, 1997, the Company issued convertible debentures for $1,989,824 which is net of $30,176 in unamortized discount; (the Debentures) at 8% maturing in 1999. These Debentures are convertible in the Company's common stock at the lesser of $2.875 (representing the average market price for the five days preceding the date the Debentures were sold) or 80% of the market price at the time the debentures are converted into FHC common stock. The discount relates to the valuation of the detachable warrants for 67,333 shares of common stock. During fiscal 1997, the debentures were all converted into 1,364,625 shares of common stock.

At September 30, 1996, there were convertible debentures of $1,910,000 (net of $90,000 in unamortized discount) with detachable warrants for 40,201 shares of common stock (the Debentures) at 8% maturing in 1999. These Debentures were convertible into the Company's common stock at the lesser of $5.275 (representing the average market price for the five days preceding the date the Debentures were sold) or 80% of the market price at the time the debentures are converted into FHC common stock. All of these debentures were converted in 763,746 shares of common stock in fiscal 1997.

Upon conversion of the debentures, $277,610 of issuance costs and $110,007 of unamortized discount were charged to equity and $59,182 of accrued interest was credited to equity.

Note 5.  Income Taxes

A reconciliation of income tax expense and the amount computed by applying the statutory Federal income tax rate to loss from continuing operations before income taxes as of September 30, 1997 and 1996, are as follows:

                                                                        September 30
                                                                 1997                  1996
                                                             ----------            ----------
Tax credit statutory rates                                 $(2,130,479)          $(2,942,986)
Nondeductible expenses                                          223,368                   ---

State income tax, net of federal benefits                     (241,660)             (231,219)
Benefit of net operating loss not
  recognized, increase in valuation allowance                 2,073,129             3,153,062
Other                                                            75,642              (21,143)
                                                             ----------            ----------
                                                             $      ---            $      ---
                                                             ==========            ==========


As of September 30, 1997, the Company had federal net operating loss carryforwards of approximately $25,700,000 and state net operating loss carryforwards of $28,400,000, respectively, for income tax purposes expiring in years 2005 to 2013. The benefit relating to $1,489,218 of these net operating losses relates to exercise of Common stock options and will be credited directly to stockholders' equity when realized. The Company also has investment tax and research and development credit carryforwards for income tax purposes aggregating approximately $181,000 at September 30, 1997, expiring in years 1998 to 2008. The Company's Chartex subsidiary has U.K. net operating loss carryforwards of approximately $68,900,000 as of September 30, 1997. These U.K. net operating loss carryforwards can be carried forward indefinitely to be used to offset future U.K. taxable income. Significant components of the Company's deferred tax assets and liabilities are as follows at September 30, 1997:

Deferred tax assets:
Federal net operating loss carryforwards                              $8,727,724
State net operating loss carryforwards                                 1,843,911
Foreign net operating loss carryforwards                              22,752,873
Tax credit carryforwards                                                 181,210
Inventory obsolescence                                                   328,043
Accounts receivable allowances                                            90,373
Other                                                                     22,330
                                                                      ----------
Total gross deferred tax assets                                       33,946,464
Valuation allowance for deferred tax assets
          (33,930,605)
                                                                      ----------
Deferred tax assets net of valuation allowance                            15,859
Deferred tax liabilities: Equipment, furniture
  and
fixtures
(15,859)
                                                                       ---------
Net deferred tax assets                                                $     ---
                                                                       =========


Reconciliations of the valuation allowance for deferred tax assets for the year ended September 30, 1997, is as follows:

Balance, beginning                                           $(31,857,476)
Increase in valuation allowance charged
  to current operations                                        (2,073,129)
                                                              ------------
Balance, ending                                              $(33,930,605)
                                                             ============

The valuation allowance reported in the financial statements for the year ended September 30, 1996, was decreased by approximately $559,000 due primarily to changes in the deferred tax asset related to net operating loss carryforwards acquired in the purchase of Chartex.

Note 6.  Royalty and Licensing Agreements

The Company has an exclusive license (except for licenser's rights) with Meijers Inc. to use the trademark "Reality" in the U.S. and Canada. For this exclusive license to the Reality trademark, the Company agreed to pay the licenser the greater of (a) $0.015 per Female Condom sold in the U.S. thereafter or (b) a minimum annual royalty equal to 50% of the average annual royalties paid during the period beginning five years immediately preceding the year for which the royalties are due or $4,500 whichever is greater. The amount of trademark royalty expense was approximately $5,700 and $8,900 for 1997 and 1996, respectively.

Effective September 24, 1992, the Company entered into an agreement with Family Health International ("FHI"), a nonprofit organization. FHI, in conjunction with the Contraceptive Research and Development Program ("CONRAD"), conducted a major study to assess the safety and efficacy of the Female Condom. The agreement with FHI provides that FHI may not use, or permit the use of, the data supporting the study in connection with any company competitive with the Company or product competitive with the Female Condom. The agreement also provides that FHI will be paid a royalty on U.S. private sector sales of the Female Condom. The royalty is calculated on a sliding scale based on the number of units sold beginning with quantities sold over 10 million units and subject to a cumulative maximum royalty of $10 million. Since less than 10 million units have been sold to date no royalties have been incurred.

Prior to the 1996 acquisition of Chartex, the Company paid royalties under a series of licensing agreements to market the Female Condom in the United States, Canada and Mexico. These royalty agreements have ceased upon the acquisition and unpaid royalties were settled at the acquisition date.

Note 7.  Common Stock

Stock Option Plans

In October 1989, in conjunction with an amendment of the officer/stockholder's employment agreement, the Company adopted the 1989 Stock Option Plan which granted the officer/stockholder (now "former officer") options to purchase up to 50,000 shares of Common Stock at the price per share in the Company's initial public offering ($6.00). During a previous year, 30,000 of these options were canceled. The remaining options for 20,000 shares are currently exercisable.

On April 6, 1991 the Company entered into a stock option agreement with this same former officer. Under the agreement, the Company granted the former officer the option to purchase up to 130,000 shares of Common Stock at the market price at the date of the grant ($4.75 per share). Exercise of the option was contingent upon the market price of the Common Stock equaling at least $9.50 per share within a three-day period immediately preceding the date of exercise. On July 31, 1996, the Board of Directors amended the plan entitling the exercise of these options for 130,000 shares of Common Stock at any time prior to the expiration of the option period. In October, 1996 36,000 of these shares were exercised. At September 30, 1997 options to purchase 94,000 shares of Common Stock were outstanding under this agreement.

In 1990, the Company provided for the award of options to purchase up to 200,000 shares of the Company's common stock to key Company employees. The options generally expire in eight years from date of grant and become exercisable evenly over a four-year period. At September 30, 1997, 108,279 options are outstanding under the 1990 plan, 97,779 of which are exercisable.

The Company has various stock option plans established in 1994 and 1997 under which it may grant to employees responsible for the growth and financial success of the Company options to purchase shares of Common Stock. These options generally expire ten years from the date of grant and become exercisable based on continued employment in one-third increments as follows: (i) on the first anniversary of the grant date (ii) on the date when the average sale price of the Company's common stock is at least $7.50 per share and (iii) on the date when the Company and its subsidiaries, on a consolidated basis, achieve a positive cash flow for a six-month period, as determined by the Company's independent auditors.

In 1997, the exercise price for The Female Health Company employee stock options granted under the 1997 Plan and the 1994 Stock Option Plan (the "1994 Plan") were amended to $2.00 per share (the last sale price of the Company's common stock as of April 22, 1997).

Under the 1994 plan, the Company provided for the award of options to purchase up to 449,000 shares of the Company's common stock. At September 30, 1997, 433,867 options were granted and are outstanding under the 1994 plan, 143,734 of which were exercisable.

Under the 1997 plan, the Company provided for the award of options to purchase up to 600,000 shares of the Company's common stock. At September 30, 1997, 444,600 options were granted and are outstanding under the 1997 Plan, none of which were exercisable.

Directors who are employees of the Company do not receive compensation for serving in such capacity. Directors who are not employees of the Company each receive $1,000 for attendance at each Board meeting or a meeting of a committee of which he or she is a member. In addition, during 1996 the Company established a stock option plan for outside directors (the "Outside Director Plan"). The Outside Director Plan provides each director who is not an employee of the Company receives a grant of options to purchase 30,000 shares, 150,000 total shares, of the Company's common stock at an exercise price equal to the last sale price on the date of grant. The options generally expire ten years after the grant date and vest in one-third increments on the grant date and each of the two successive anniversaries thereafter provided the director continues to serve on the Board. In 1997, options to purchase 60,000 shares of common stock at $2.00 per share were granted and the exercise price on 60,000 options granted in 1996 was lowered to $2.00. At September 30, 1997, 120,000 options were outstanding under the Outside Director Plan, of which 60,000 were exercisable.

During 1995, Phoenix Health Care of Illinois, Inc. ("Phoenix"), a related party was awarded options to purchase 90,000 shares of Common Stock at $6.00 per share. The options vest in accordance with the same vesting criteria as the 1990 and 1994 stock option plan above. During 1997, the exercise price was amended to $2.00 per share (the last sale price of the Company's common stock as of April 22, 1997). No compensation expense was recognized. At September 30, 1997, 30,000 shares were exercisable.

During 1996, the Compensation Committee of the Board granted special stock options to outside legal counsel to purchase 30,000 shares and an officer of the Company to purchase 120,000 shares at an exercise price of $3.875. The Company recognized a charge to income of $91,000 in connection with the issuance of options to a nonemployee under FAS 123. During 1997, the Company amended the exercise price on the 30,000 options to outside legal counsel to $2.00 per share resulting in additional expense of $10,500. The options vest in accordance with the same vesting criteria under the 1994 Plan as described above. At September 30, 1997, 150,000 options were outstanding, 50,000 of which were exercisable.

Summarized information regarding all of the Company's stock options is as follows:


                                                                          Weighted-
                                                                           Average
                                                             Number        Exercise
                                                           of Shares        Price
                                                           ---------       --------
Outstanding at September 30, 1995                           837,638         $6.04
Granted                                                     350,900          4.17
Exercised                                                   (13,350)         3.51
Expired or canceled                                        (160,384)         4.75
                                                          ---------
Outstanding at September 30, 1996                         1,014,804          4.89
Granted                                                     504,600          2.00
Exercised                                                   (39,833)         4.49
Expired or canceled                                         (18,825)         6.53
                                                          ---------
Outstanding at September 30, 1997                         1,460,746          2.92
                                                          ---------
Exercisable at September 30, 1997                           495,513         $4.30




                                                               September 30
                                                           1997            1996
                                                          -------         -------
Exercisable shares                                          495,513       396,904
Available for future grants                                 200,533        92,100


Stock options have been granted to employees at, or in excess of, fair market value at the date of grant. Accordingly, in accordance with APB 25 and related interpretations, no compensation cost has been recognized related to such stock option grants.

Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for all awards during Fiscal 1996 and 1997 consistent with the method set forth under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123") the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                                            Year ending September 30
                                                            ------------------------------------------------------
                                                                           Earnings                      Earnings
                                                                1997       per share      1996           per share
                                                            -----------    ---------   -----------       ---------
Net loss attributable to common stockholders                $(6,266,114)     (.74)     $(8,798,303)        (1.33)
Compensation expense related to stock options granted          (688,975)     (.08)       $(566,487)         (.09)
                                                            -----------      ----      -----------         -----
                                                            $(6,955,089)     (.82)     $(9,364,790)        (1.42)
                                                            ===========      ====      ===========         =====


As the provisions of FAS 123 have been applied only to options granted since September 30, 1995, the resulting pro forma compensation cost is not representative of that to be incurred in future years, when the pro forma cost would be fully reflected.

The fair value of options was estimated at the date of grant using the Black-Scholes option pricing model assuming expected volatility of 69.1% and 74.1%, risk-free interest rates of 5.86% and 5.51% for 1997 and 1996, respectively, and expected lives of one to three years and 0.0% dividend yield in both periods. The weighted average fair value of options granted or options with reduced exercise price was $.84 and $1.57 for the years ended September 30, 1997 and 1996, respectively.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. Because the Company's employee stock options have characteristics different from those of traded options, and because changes in the input assumptions can materially affect the fair value estimate, the model may not provide a reliable single measure of the fair value of its employee stock options.

Stock Bonus Plan

During 1997, the Company adopted the 1997 Stock Bonus Plan ("1997 Bonus Plan") to provide stock bonuses in lieu of cash bonuses to key employees who are responsible for the Company's future growth and financial success. The 1997 Bonus Plan provides for the award of up to 200,000 shares which are nontransferable and subject to a risk of forfeiture for one year subsequent to grant date. At September 30, 1997, 10,000 shares of restricted stock had been issued to one employee under the 1997 Bonus Plan.

Common Stock Purchase Warrants

During 1996, the Company entered into a consulting agreement (the "Consulting Agreement") with a third party to provide investor relations services. In connection with the Consulting Agreement, the Company granted the consultant common stock purchase warrants to purchase 150,000 shares of the Company's common stock. In 1997, the Company amended the consulting agreement, reducing the exercise price to $2.00 per share. The Company recognized compensation of $89,500 and $78,500 in 1997 and 1996, respectively, under FAS 123 in connection with the exercisable shares. At September 30, 1997, 50,000 warrants were exercisable.

No warrants were exercised during 1997. At September 30, 1997, the following warrants were outstanding:

                                                                                            Number
                                                                                         Outstanding
                                                                                         -----------
Warrant in connection with the consulting agreement                                          150,000
Warrant to the lender and the guarantor in connection with a $1,000,000 note                  20,000
Warrant to the lender and the guarantor in connection with a $1,000,000 note                 220,000
Warrants issued in connection with Convertible Debentures                                     40,201
                                                                                           ---------
Warrants outstanding as of September 30, 1996                                                430,201
Issued during 1997 in connection with:
         Note payable (Note 4)                                                               200,000
         Convertible Debentures (See Note 4)                                                  67,333
         Convertible Preferred Stock (See Note 8)                                             52,000
                                                                                            --------
         Outstanding at September 30, 1997                                                   749,534


At September 30, 1997, the Company had reserved a total of 2,610,813 shares of its common stock for the exercise of options and warrants outstanding. This amount includes shares reserved to satisfy obligations due if the Company defaults on the payment of interest or principal on an $1 million note due March 25, 1998.

Issuance of Stock

During 1997, the Company issued 124,564 shares of common stock with a market value of approximately $330,000. The stock was issued to various consultants for providing investor relation services. Consulting expense of $206,617 and $127,188 was recognized during the years ended September 30, 1997 and 1996, respectively.

In 1996, the Company sold in a public offering 700,000 shares of common stock. The proceeds were used to repay a (Pounds) 312,000 promissory note and make a partial prepayment on another promissory note and to fund the Company's operating and working capital requirements. Net proceeds to the Company from the offering, after deduction of associated expenses were $2.8 million. In addition, 27,000 shares of common stock were issued to the placement agent in November, 1996 for accrued offering expenses.

Note 8.  Preferred Stock

In 1997, FHC raised approximately $1.6 million proceeds, net of issuance costs of $96,252, in a private placement of 680,000 shares of 8% cumulative convertible preferred stock. In addition, 52,000 common stock purchase warrants were issued to the placement agents. Each share of preferred stock is convertible into one share of the Company's common stock on or after August 1, 1998. Annual preferred stock dividends will be paid if and as declared by the Company's Board of Directors. No dividends or other distributions will be payable on the Company's common stock unless dividends are paid in full on the preferred stock. The preferred stock may be redeemed at the option of FHC, in whole or in part, on or after August 1, 2000, subject to certain conditions, at $2.50 per share plus accrued and unpaid dividends. In the event of a liquidation or dissolution of the Company, the preferred stock would have priority over the Company's common stock.

Note 9.  Acquisition and Disposition

In 1996, the Company sold WPC Holdings, Inc. ("Holdings"), which owned all of the assets and liabilities of the Company other than those related primarily to the Female Condom, and purchased Chartex Resources Limited ("Chartex"), the owner of certain worldwide rights to, and sole manufacturer of, the Female Condom.

In 1996, the Company completed the sale of the net assets of Holdings for total consideration of $8.75 million, valued for accounting purposes at $8.285 million. Total consideration included a $1 million note receivable with interest at 8 percent, principal due in four equal annual installments beginning January 1999. This note receivable was discounted using an effective rate of interest of 15 percent and, as a result, was valued at inception at $785,000. The carrying value of the note was reduced to $750,000 at September 30, 1997 in expectation of early repayment of the note for an amount less than face value.

During the period beginning with the Company's Board of Directors approval of the plan to sell Holdings until the sale was completed, Holdings was accounted for as a discontinued operation. Results of Holdings for the period October 1, 1995 through January 29, 1996 were as follows:

Net revenues                                                       $3,258,346
Gross profit                                                        1,524,302
Operating expenses                                                  1,623,100
                                                                    ---------
Operating income (loss)                                              (98,798)
Nonoperating expense                                                (130,201)
                                                                    ---------
Income (loss) from operations                                       (228,999)
Gain on sale of discontinued operations                               224,538
                                                                    ---------
Income (loss) from discontinued operations                          $ (4,461)
                                                                    =========


Interest expense included in discontinued operations totaled $81,731 for the year ended September 30, 1996. The purchaser of Holdings has assumed responsibility for all of Holdings obligations. However, the Company remains contingently liable for certain obligations incurred prior to the sale of Holdings (See Note 12 - Contingent Liabilities).

In, 1996, the Company completed its purchase of all of the issued and outstanding share capital of Chartex Resources Limited the parent company and sole owner of stock in Chartex International, PLC (collectively referred to as "Chartex"). Chartex is based in London, England and owns certain worldwide intellectual property and proprietary manufacturing technology for the female condom.

The acquisition of Chartex was accounted for as a purchase. The purchase price of $5.2 million was less than the fair value of net assets purchased by $7.5 million. The excess of the fair value of the net assets acquired over the purchase price was allocated to reduce long-term assets on a pro rata basis in order to arrive at the purchase accounting values for the assets and liabilities acquired.

The results of Chartex are combined with the Company after the February 1, 1996 acquisition date. The following unaudited summary, prepared on a pro forma basis, combines the operating results of the Company and Chartex as if the acquisition of Chartex had occurred on October 1, 1995:


                         (millions, except per share data)
Net revenues                         $2.1
Net loss                             (9.3)
Net loss per share                 ($1.41)


The above amounts reflect adjustments for amortization of intangibles and depreciation based upon purchase accounting values, imputed interest on borrowed funds, and elimination of intercompany transactions. The pro forma information is not necessarily indicative of the results that would have occurred had the purchase been made at the beginning of the period or of the future results of the combined operations.

Note 10. Employee Retirement Plan

Effective October 1, 1997, the Company adopted a Simple Individual Retirement Account (IRA) plan for its employees. Employees are eligible to participate in the plan if their compensation reaches certain minimum levels and are allowed to contribute up to a maximum of $6,000 annual compensation to the plan. The Company has elected to match 100% of employee contributions to the plan up to a maximum of 1% of employee compensation for the year.

Note 11. Industry Segments And Financial Information About Foreign and Domestic Operations

The Company currently operates primarily in one industry segment which includes the development, manufacture and marketing of consumer health care products.

Since the Company's 1996 acquisition of Chartex, the Company has operated in foreign and domestic regions. Information about the Company's operations in different geographic areas (determined by the location of the operating unit) is as follows.

                                                   September 30
                                           ----------------------------
(Amounts in thousands)                      1997                 1996
                                           -------              -------
Net revenues:
  United States                             $2,050              $1,514
  International                                866                 550

Operating profit (loss):
  United States                             (3,120)             (6,071)
  International                             (2,118)             (1,865)

Identifiable assets:
  United States                              3,349               4,946
  International                              4,990               6,320


On occasion, the Company's U.S. unit sells product directly to customers located outside the U.S. Were such transaction reported by geographic destination of the sale rather than the geographic location of the unit, U.S. revenues would be decreased and International revenues increased by $293,000 in 1997.

Note 12.  Contingent Liabilities

Prior to the sale of Holdings, the Company entered into an employment agreement with Mr. Wundrock and an agreement for the lease of the Holdings' facilities. Each of these agreements was assigned to Holdings and assumed by the buyer of Holdings. However, because the third party creditor did not release the Company from any future liability under these employment and lease agreements at the time of their assignment, the Company remains contingently liable if Holdings defaults in making any payments under the agreements. At September 30, 1997, the total future payments for these contingent liabilities was $3.1 million for the lease of Holdings' facilities and $.6 million for the employment agreement.

The testing, manufacturing and marketing of consumer products by the Company entail an inherent risk that product liability claims will be asserted against the Company. The Company maintains product liability insurance coverage for claims arising from the use of its products. The coverage amount is currently $5,000,000 for FHC's consumer health care product.

The Year 2000 compliance issue exists because many computer systems and applications currently use two-digit fields to designate a year. As the century date change occurs, date-sensitive systems may either fail or not operate properly unless the underlying programs are modified or replaced. The Company is assessing the extent of programming changes required to address this issue. Although final cost estimates have not been determined, it is not expected that these expenses will have a material impact on the Company's financial condition, liquidity, or results of operations.

Note 13.  Related Party Transactions

For 1997, the Company paid the rent for office space leased by Phoenix but used by two officers of the Company. No agreement currently exists between the Company and Phoenix regarding the lease, however, it is the Company's intention to continue paying the rent in order to provide office space for its employees.

It has been and currently is the policy of the Company that transactions between the Company and its officers, directors, principal shareholders or affiliates are to be on terms no less favorable to the Company than could be obtained from unaffiliated parties. The Company intends that any future transactions between the Company and its officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

Note 14. Current Accounting Pronouncements

Earnings Per Share

Statement of Financial Accounting Standards No. 128, "Earnings per Share," which supersedes APB Opinion No 15, was issued in February 1997 by the Financial Accounting Standards Board. The Statement changes the computation and presentation of earnings per share by all entities that have common stock or potential common stock, such as options, warrants and convertible securities, outstanding that trade in a public market. Those entities that have only common stock outstanding are required to present basic earnings per-share amounts. All other entities are required to present basic and diluted per-share amounts. Diluted per share amounts assume the conversion, exercise or issuance of all potential common stock instruments unless the effect is to reduce a loss or increase the income per common share from continuing operations. All entities required to present per-share amounts must initially apply Statement No. 128 for annual and interim periods ending after December 15, 1997. Earlier application is not permitted.

The Company has numerous issues of potential common stock outstanding, including options to employees and stock purchase warrants that become exercisable if certain conditions are met and preferred stock that is convertible to common stock. Each of these potential common stock instruments must be separately evaluated to determined whether they are dilutive, and various adjustments to income and share amounts are computed. Due to the complexities involved, management has not completed its assessment of the effects that the application of Statement No. 128 will have on the per-share information presented in the accompanying financial statements.

Capital Structure

Statement of Financial Accounting Standard No. 129, "Disclosure of Information about Capital Structure," was issued in February 1997 by the Financial Accounting Standards Board. The Statement requires an entity to explain the pertinent rights and privileges of the various securities outstanding. The standard is effective for financial statement periods ending after December 15, 1997. The Company does not believe the adoption of the Standard will have a material impact on the consolidated financial statements.

Comprehensive Income

The Financial Accounting Standards Board has issued Statement No. 130, "Reporting Comprehensive Income," that the Company will be required to adopt for its year ended September 30, 1998, and disclose in its interim financial statements beginning with the period ending December 31, 1997. This pronouncement is not expected to have a significant impact on the Company's financial statements. The Statement establishes standards for the reporting and presentation of comprehensive income and its components. The statement requires that items recognized as components of comprehensive income be reported in a financial statement. The statement also requires that a company classify items of other comprehensive income by their nature in a financial statement, and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. For the years ended September 30, 1997 and 1996, the Company's components of comprehensive income (loss) consisted of its reported net (loss) and foreign currency translation adjustments.

Segments of an Enterprise

Statement of Financial Accounting Standard No. 131, "Disclosures about Segments of an Enterprise and Related Information," was issued in July 1997 by the Financial Accounting Standards Board. The Statement requires the Corporation to disclose the factors used to identify reportable segments including the basis of organization, differences in products and services, geographic areas, and regulatory environments. The Statement additionally requires financial results to be reported in the financial statements for each reportable segment. The Statement is effective for financial statement periods beginning after December 15, 1997. The Company does not believe the adoption of the statement will have a material impact on the consolidated financial statements.

Note 15.  Continuing Operations

The Company's consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a loss of $6.3 million for the year ended September 30, 1997, and as of September 30, 1997, had an accumulated deficit of $37.0 million. At September 30, 1997, the Company had working capital of $1.3 million and stockholders' equity of $3.6 million. The Company expects to incur substantial expenditures in an effort to increase consumer awareness and acceptance of the Female Condom. As a result, operations in the near future are expected to continue to use working capital. Management recognizes that the Company's continued operations depend on its ability to raise additional capital through a combination of equity or debt financing, strategic alliances and increased sales volumes.

At various points during the developmental stage of the product, the Company was able to secure resources, in large part through the sale of equity and debt securities, to satisfy its funding requirements. As a result, the Company was able to obtain FDA approval, worldwide rights, manufacturing facilities and equipment and to commercially launch the Female Condom. Management believes that recent developments, including the Company's agreement with the UNAIDS, a joint United Nations program on HIV/AIDS, provide an indication of the Company's early success in broadening awareness and distribution of the Female Condom and may benefit efforts to raise additional capital and to secure additional agreement to promote and distribute the Female Condom throughout other parts of the world.

Management has held preliminary discussions with potential investors and financial institutions regarding the Company's capital requirements. These parties have expressed interest in providing financing under certain circumstances that may satisfy the Company's currently anticipated requirements. Specifically, the Company entered into an agreement with Vector Securities International, Inc. (Vector), an investment banking company specializing in providing advice to pharmaceutical medical devices and managed care companies. Pursuant to this agreement, for a one-year period, Vector will act as the Company's exclusive financial advisor for the purpose of identifying and evaluating opportunities available to the Company for increasing shareholder value. These opportunities may include selling all or a portion of the business, assets or stock of the Company or entering into one or more distribution arrangements relating to the Company's product. However, no specific opportunity has yet been identified and there can be no assurance that any such opportunities will be available to the Company or, if so available, that the Company will ultimately elect to consummate any such transaction. Further, there can be no assurance, assuming the Company successfully raises additional funds or enters into business agreements with third parties, that the Company will achieve profitability or positive cash flow. If the Company is unable to obtain adequate financing, management will be required to sharply curtail the Company's efforts to promote the Female Condom and to curtail certain other of its operations or, ultimately, cease operations.

Note 16. Restatement of 1996 and 1997 Financial Statements.

In March 1998, the Company discovered that it did not properly report a charge to interest expense for the amortization of discounts associated with a "beneficial conversion feature" on two sets of convertible debentures issued in August 1996 and February 1997.

As disclosed in Note 4, the first set of debentures was issued in August 31, 1996 for $2,000,000 at 8% and the second set of debentures was issued February 20, 1997 for $2,020,000 at 8%, both maturing after 3 years. Both sets of convertible debentures included a conversion feature that was "in the money" as of the date of issuance ( a "beneficial conversion feature"). The beneficial conversion feature allowed the debentures to be converted into company stock at the lesser of $5.275 per share for debentures No. 1 and $2.875 per share for debentures No. 2 (representing the average market price for the five preceding days of the date the debentures were sold) or 80% of the market price at the time the conversion occurs. Fifty percent of the debentures could be converted into company stock after 45 days and the remainder after 65 days for both debentures.

In March 1997, the SEC staff concluded that a beneficial conversion feature should be recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. That amount should be calculated at the date of issue as the difference between the conversion price and the fair value of the common stock into which the security is convertible, multiplied by the number of shares into which the security is convertible. Any discount resulting from the beneficial conversion feature increases the effective interest rate of the security and should be reflected as charge to interest expense.

The intrinsic value of the beneficial conversion feature as of date of issuance was $382,000 on debentures No. 1 and $398,000 on debentures No. 2 and, as a result, the Company has restated the previously reported financial statements for 1997 and 1996 as follows:


                                                                       September 30,
                                                                  ----------------------
                                                                     1997         1996
                                                                  ---------    ---------
Restated statement of operations:
  Increase in interest expense and increase
    in net (loss) attributable to common  stockholders            $642,000      $138,000
  Increase in net (loss) per common share                           ($0.07)       ($0.02)

Restated balance sheet:
  Increase in accumulated deficit and
   increase in additional paid-in capital                          780,000

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES

                 Unaudited Condensed Consolidated Balance Sheet

                                                                                June 30,
                                                                                  1998
                                                                              ------------
    ASSETS
    Current Assets:
       Cash and equivalents                                                     $2,203,481
       Accounts receivable, net                                                    862,357
       Inventories, net                                                            784,636
       Prepaid expenses and other current assets                                   213,384
                                                                              ------------
    TOTAL CURRENT ASSETS                                                         4,063,858

    Intellectual property rights, net                                              938,956
    Other assets                                                                   162,776


    PROPERTY, PLANT AND EQUIPMENT                                                4,006,640
    Less accumulated depreciation and amortization                              (1,448,072)
                                                                              ------------
     Net  Property, plant, and equipment                                         2,558,568
                                                                              ------------
    TOTAL ASSETS                                                                $7,724,158
                                                                              ============

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current Liabilities:
       Notes payable, net of unamortized discount                                $ 767,538
       Trade accounts payable                                                      337,080
       Accrued expenses and other current liabilities                              301,677
       Debt due within one year                                                    641,173
       Preferred dividends payable                                                 116,686
                                                                              ------------
    TOTAL CURRENT LIABILITIES                                                    2,164,154

    Capital lease obligations                                                        9,591
    Deferred gain on lease of facility (see Note 3)                              1,759,197
    Other long-term liabilities                                                    196,438
                                                                              ------------
    TOTAL LIABILITIES                                                            4,129,380

    STOCKHOLDERS' EQUITY:
    Convertible preferred stock                                                      6,800
    Common stock                                                                   104,158
    Additional Paid-in-capital                                                  43,667,433
    Accumulated deficit                                                        (40,610,254)
    Translation gain                                                               426,641
                                                                               -----------
    Total Stockholders' Equity                                                   3,594,778
                                                                               -----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $ 7,724,158
                                                                               ===========


See notes to unaudited condensed consolidated financial statements.

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES

            Unaudited Condensed Consolidated Statements of Operations


                                                                                   Three Months Ended
                                                                                        June 30,
                                                                    -------------------------------------------------
                                                                             1998                    1997(a)
                                                                    -----------------------   -----------------------
      Net revenues                                                              $1,114,919                  $814,403
      Cost of products sold                                                        990,383                   799,239
                                                                    -----------------------   -----------------------
      Gross margin (loss)                                                          124,536                    15,164

      Advertising & Promotion                                                       92,193                   173,158
      Selling, general and administrative                                          908,339                   759,403
                                                                                              -----------------------
                                                                    -----------------------
      Total Operating Expenses                                                   1,000,532                   932,561
                                                                    -----------------------
                                                                                              -----------------------
      Operating loss                                                              (875,996)                 (917,397)

      Interest, net and other expense                                               39,109                   153,348
                                                                    -----------------------   -----------------------
      Pretax loss                                                                 (915,105)               (1,070,745)

      Provision for income taxes                                                      ----                      ----
                                                                    -----------------------   -----------------------
      Net loss                                                                    (915,105)               (1,070,745)

      Preferred dividends accreted, Series 2 (see Note 8)                             ----                      ----
      Preferred dividends, Series 1                                                 33,907                      ----
                                                                    -----------------------   -----------------------
      Net loss attributable to Common stockholders
                                                                                  (949,012)               (1,070,745)
                                                                    =======================   =======================


      Basic and diluted net loss per common share outstanding
                                                                                    $(0.09)                   $(0.12)
      Weighted average number of common shares outstanding
                                                                                10,371,469                 9,161,125



     (a) Amounts have been restated see Note 7 of notes to unaudited condensed consolidated financial statements.

See notes to unaudited condensed consolidated financial statements.

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES

            Unaudited Condensed Consolidated Statements of Operations



                                                                                    Nine Months Ended
                                                                                        June 30,
                                                                    -------------------------------------------------
                                                                             1998                    1997(a)
                                                                    -----------------------   -----------------------
      Net revenues                                                              $4,040,672                $2,016,419
      Cost of products sold                                                      4,082,175                 2,859,138
                                                                    -----------------------   -----------------------
      Gross margin (loss)                                                          (41,503)                 (842,719)

      Advertising & Promotion                                                      371,421                 1,480,639
      Selling, general and administrative                                        2,165,007                 2,102,503
                                                                                              -----------------------
                                                                    -----------------------
      Total Operating Expenses                                                   2,536,428                 3,583,142
                                                                    -----------------------
                                                                                              -----------------------
      Operating loss                                                            (2,577,931)               (4,425,861)

      Interest, net and other expense                                              124,714                   944,080
                                                                    -----------------------   -----------------------
      Pretax loss                                                               (2,702,645)               (5,369,941)

      Provision for income taxes                                                      ----                      ----
                                                                    -----------------------   -----------------------
      Net loss                                                                 $(2,702,645)              $(5,369,941)

      Preferred dividends accreted, Series 2 (see Note 8)                          817,000                      ----
      Preferred dividends, Series 1                                                101,720                      ----
                                                                    -----------------------   -----------------------
      Net loss attributable to Common stockholders
                                                                               $(3,621,365)              $(5,369,941)
                                                                    =======================   =======================

      Basic and diluted net loss per common share outstanding
                                                                                   $ (0.37)                  $ (0.66)
      Weighted average number of common shares outstanding
                                                                                 9,821,778                 8,095,955



     (a) Amounts have been restated see Note 7 of notes to unaudited condensed consolidated financial statements.


See notes to unaudited condensed consolidated financial statements.

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES

            Unaudited Condensed Consolidated Statements of Cash Flows


                                                                                    Nine Months ended June 30,
                                                                           ---------------------------------------------
                                                                                    1998                 1997(a)
                                                                           ----------------------  ---------------------
    OPERATIONS:
    Net (loss)                                                                       $(2,702,645)           $(5,369,941)
    Adjusted for noncash and nonoperating items:
     Depreciation and amortization                                                       442,140                495,135
     Noncash interest expense                                                            243,419                577,574
     Amortization of discounts on convertible debentures
                                                                                            ----                642,000
     Reduction in inventory reserves                                                    (652,192)                  ----
     Reduction in accounts receivable reserves                                          (101,386)                  ----
     Amortization of other assets                                                          8,008                   ----
     Changes in operating assets and liabilities                                         148,006               (809,443)
                                                                           ----------------------  ---------------------
    Net cash provided (used) in operating activities
                                                                                      (2,614,650)            (4,464,675)

    INVESTING ACTIVITIES:
    Capital expenditures                                                                 (16,918)               (82,178)
    Proceeds from repayment of note receivable                                           750,000                   ----
    Lease of facility (see Note 3)                                                          ----              3,291,410
                                                                           ----------------------  ---------------------
    Net cash provided in investing activities                                            733,082              3,209,232

    FINANCING ACTIVITIES:
    Borrowings                                                                         1,000,000              2,507,602
    Debt repayments                                                                   (1,040,347)            (4,040,848)
    Proceeds from the issuance of preferred stock                                      1,843,384                   ----
    Proceeds from the issuance of common stock upon exercise of
             options and warrants                                                        480,175                776,352
                                                                           ----------------------  ---------------------
    Net cash provided (used) by financing activities
                                                                                       2,283,212               (756,894)
    Effect of exchange rate change on cash and equivalents
                                                                                         168,370                (39,840)
                                                                           ----------------------  ---------------------
    INCREASE (DECREASE) IN CASH AND EQUIVALENTS                                          570,014             (2,052,177)
    Cash and equivalents at beginning of period                                        1,633,467              2,914,080
                                                                           ======================  =====================
    CASH AND EQUIVALENTS AT END OF PERIOD                                             $2,203,481               $861,903
                                                                           ======================  =====================

      Schedule of noncash financing and investing activities:
      Preferred dividends declared, Series 1                                            $101,720                   ----
      Preferred dividends accreted, Series 2                                             817,000
      Issuance of warrants on notes payable                                              297,500                   ----
      Conversion of Preferred Stock into Common Stock                                      7,299
      Conversion of Convertible Debentures into Common Stock
                                                                                            ----             $4,020,000


     (a) Amounts have been restated see Note 7 of notes to unaudited condensed consolidated financial statements.

See notes to unaudited condensed consolidated financial statements.

NOTE 1 -  Basis of Presentation

The accompanying financial statements are unaudited but in the opinion of management contain all the adjustments (consisting of those of a normal recurring nature) considered necessary to present fairly the financial position and the results of operations and cash flow for the periods presented in conformity with generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

Operating results for the three months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the fiscal year ended September 30, 1997.


NOTE 2 - Earnings Per Share

Basic and diluted net (loss) per Common share outstanding is based on the weighted average of shares of Common Stock outstanding during the period.

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share. Statement No. 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully dilutive earnings per share. All earnings per share in the accompanying financial statements have been presented to conform to Statement No. 128 requirements. The Company has "in the money" options and warrants outstanding of 1,357,866 and 670,400 as of June 30, 1998 and 1997, respectively. The Company also has preferred stock outstanding as of June 30, 1998, which is convertible into 680,000 shares of common stock (see Note 5). The inclusion of the options, warrants and convertible preferred stock in the computation of diluted earnings per share would have resulted in a reduction of the loss per share (antidilutive) and therefore both basic and diluted earnings per share amounts were the same for each of the periods presented in the accompanying financial statements.


NOTE 3 - Lease of Manufacturing Facility

On December 10, 1996, the Company entered into what is in essence a sale and leaseback agreement with respect to its 40,000 square foot manufacturing facility located in London, England. The Company received 1,950,000 (Pounds) representing approximately $3,365,000 for leasing the facility to a third party for a nominal annual rental charge and for providing the third party an option to purchase the facility for one pound during the period December 2006 to December 2027.


As part of the same transaction, the Company entered into an agreement to lease the facility back from the third party for base rents per year payable quarterly until 2016 of 195,000 (Pounds) representing approximately $336,000. The lease is renewable through 2027. The Company was also required to make a security deposit of 195,000 (Pounds) representing approximately $336,000 to be reduced in subsequent years. The facility had a net book value of 810,845 (Pounds) representing approximately $1,398,819 on the date of the transaction. The 1,139,155 (Pounds) representing approximately $1,966,181 gain which resulted from this transaction will be recognized ratably over the initial term of the lease.


Concurrent with this transaction, the Company repaid the mortgage loan on this property of 1,062,500 (Pounds) representing approximately $1,834,000.

NOTE 4 - Inventories


The components of inventory consist of the following:

                                                       June 30, 1998
                                                  -------------------------
Raw Material and work in process                                $ 569,585
Finished Goods                                                    459,664
                                                 -------------------------
Inventory, Gross                                                1,029,249
Less: Inventory reserves                                        (244,613)
                                                 =========================
Inventory, net                                                  $ 784,636
                                                 =========================


NOTE 5 - Sale of Convertible Preferred Stock


On December 31, 1997, the Company completed a private placement of 729,927 shares of Class A Convertible Preferred Stock - Series 2 (the "Series 2 Preferred Stock") and Warrants to purchase 240,000 shares of Common Stock. The Series 2 Preferred Stock was sold at a per share price of $2.74, resulting in net proceeds to the Company of $1.82 million, after commissions and expenses. The Series 2 Preferred Stock automatically converted into Common Stock on a one-for-one basis, on April 3, 1998, the date in which the registration statement registering the resale of the Common Stock was declared effective by the SEC. The investors received four-year Warrants to purchase 240,000 shares of Common Stock exercisable at a price per share equal to the lesser of $3.425 or the average of the three closing bid prices per share of Common Stock for any three consecutive trading days chosen by the investor during the 30 trading day period ending on the trading day immediately prior to the exercise of the Warrants. Individuals providing services to the Company's placement agent for the above convertible Preferred Stock received Warrants to purchase 4,000 shares of Common Stock exercisable at any time prior to December 31, 2001, at $4.11 per share.


In September 1997, the Company raised approximately $1.6 million net proceeds, after issuance costs of $96,252, in a private placement of 680,000 shares of 8% cumulative convertible Preferred Stock - Series 1. In addition, warrants to purchase 52,000 shares of Common Stock were issued to the placement agents. Each share of Preferred Stock is convertible into one share of the Company's Common Stock on or after August 1, 1998. Annual Preferred Stock dividends will be paid if and as declared by the Company's Board of Directors. No dividends or other distributions will be payable on the Company's Common Stock unless dividends are paid in full on the Preferred Stock. The shares may be redeemed at the option of the Company, in whole or in part, on or after August 1, 2000, subject to certain conditions, at $2.50 per share plus accrued and unpaid dividends. In the event of a liquidation or dissolution of the Company, the Preferred Stock - Series 1 would have priority over the Company's Common Stock.


NOTE 6 - Financial Condition


The Company's consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a loss of $6.3 million for the year ended September 30, 1997, a loss of $2.7 million for the nine months ended June 30, 1998 and as of June 30, 1998 had an accumulated deficit of $40.6 million. At June 30, 1998, the Company had working capital of $1.9 million and stockholders' equity of $3.6 million. In the future, the Company expects to continue to broaden distribution of the Female Condom(TM) through expanding partnerships in the major markets including the United States, the European market and the developing World and to support its manufacturing operations to meet the increased demand. As a result, operations in the near future are expected to continue to use working capital. Management recognizes that the Company's continued operations depend on its ability to raise additional capital through a combination of equity or debt financing, strategic alliances and increased sales volumes. At various points during the developmental stage of the product, the Company was able to secure resources, in large part through the sale of equity and debt securities, to satisfy its funding requirements. As a result, the Company was able to obtain FDA approval, worldwide rights, manufacturing facilities and equipment and to commercially launch The Female Condom(TM).



Management believes that recent developments, including the broadening of distribution of the product under the Company's agreement with the UNAIDS, a joint United Nations program on HIV/AIDS, provide an indication of the Company's continued success in broadening awareness and distribution of the Female Condom. The expanding distribution may benefit efforts to raise additional capital and to secure additional agreements to promote and distribute the Female Condom throughout other parts of the world.


Management has held preliminary discussions with potential investors and financial institutions regarding the Company's capital requirements. These parties have expressed interest in providing financing under certain circumstances that may satisfy the Company's currently anticipated short-term requirements. Previously, the Company entered into an agreement with Vector Securities, International, Inc. (Vector), an investment banking firm specializing in providing financial advisory services to health care and life-science companies. Pursuant to this agreement, Vector is acting as the Company's exclusive financial advisor for the purpose of identifying and evaluating opportunities available to the Company for increasing shareholder value. These opportunities may include selling all or a portion of the business, assets or stock of the Company or entering into one or more distribution arrangements relating to the Company's product. However, no specific opportunity has yet been identified and there can be no assurance that any such opportunities will be available to the Company or, if so available, that the Company will ultimately elect to consummate any such transaction. Further, there can be no assurance, assuming the Company raises additional funds or enters into business agreements with third parties, that the Company will achieve profitability or positive cashflow. If the Company is unable to obtain adequate financing, management will be required to curtail certain of the Company's operations or ultimately cease operations.



Note 7 - Restatement of 1997 Financial Statements


In March 1998, the Company discovered that its reporting of a charge to interest expense for the amortization of discounts associated with a "beneficial conversion feature" on two sets of convertible debentures issued in August 1996 and February 1997 was not in accord with a March, 1997 SEC decision regarding the reporting of such transactions. The first set of debentures was issued August 12, 1996 for $2,000,000 at 8% and the second set of debentures was issued February 20, 1997 for $2,020,000 at 8%, both maturing after 3 years. Both sets of convertible debentures included a conversion feature that was "in the money" as of the date of issuance (a "beneficial conversion feature"). The beneficial conversion feature allowed the debentures to be converted into Company Common stock at the lesser of $5.275 per share for debentures No. 1 and $2.875 per share for debentures No. 2 (representing the average market price for the five days preceding the date the debentures were sold) or 80% of the market price at the time the conversion occurs. Fifty percent of the debentures could be converted into Company Common stock after 45 days from the date of issuance and the remaining after 65 days for both debentures.

In March 1997, the SEC staff concluded that a beneficial conversion feature should be recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. That amount should be calculated at the date of issue as the difference between the conversion price and the fair value of the common stock into which the security is convertible. Any discount resulting from the beneficial conversion feature increases the effective interest rate of the security and should be reflected as a charge to interest expense. The intrinsic value of the beneficial conversion feature as of the date of issuance was $382,000 on debentures No. 1 and $398,000 on debentures No. 2 and, as a result, the Company has restated the previously reported unaudited condensed consolidated statements of operations for 1997 as follows:

                                                                                        June 30, 1997
                                                                    ---------------------------------------------------
                                                                     Three Months Ended           Six Months Ended
                                                                    ---------------------      ------------------------
Increase in interest expense and increase in net loss
    attributable to common stockholders                                   $ 98,000                     $ 642,000

Increase in net loss per common share outstanding
                                                                          $(0.01)                       $(0.08)



Note 8 - Preferred Dividends, Series 2

The Company's $2.0 million private placement of convertible Preferred Stock - Series 2 on December 31, 1997 included a beneficial conversion feature valued at $500,000 and four-year warrants to purchase additional shares of common stock valued at $317,000. In accordance with new SEC reporting requirements for such transactions, the Company recorded the value of the beneficial conversion feature and warrants, a total of $817,000 as additional paid-in capital. The corresponding discount of $817,000, associated with the issuance of the convertible preferred stock is a one-time, non-recurring charge that has been fully amortized and reflected as preferred dividends accreted in the consolidated statements of operations for the quarter and nine months ended June 30, 1998. The dividend accretion had no impact on the Company's cashflow from operations.

No dealer, salesperson or any other person has been authorized by the Company to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and, if given or made, such information or representations may not be relied upon. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since any of the dates as of which information is furnished or since the date of this Prospectus.


                            THE FEMALE HEALTH COMPANY




                        2,413,124 SHARES OF COMMON STOCK




                        --------------------------------

                                   PROSPECTUS
                         -------------------------------









                                __________, 1998

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 24.          Indemnification of Directors and Officers.

                  Pursuant to sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constitute: (a) willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that section 180.0859 of the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted under sections 180.0850 to 180.0858 as described above. Additionally, under the Wisconsin Business Corporation law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

                  Consistent with sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, Article VIII of the Company's By-Laws provides that the Company shall indemnify any person in connection with legal proceedings threatened or brought against him by reason of his present or past status as an officer or director of the Company in the circumstances described above. Article VIII of the By-Laws also provides that the directors of the Company are not subject to personal liability to the Company, its shareholders or persons asserting rights on behalf thereof, as provided in the Wisconsin Business Corporation Law. The By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with the Company, any By-Law or otherwise.

                  The indemnification provided as set forth above is not exclusive of any other rights to which a director or an officer of the Company may be entitled.

                  The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item 25.          Other Expenses of Issuance and Distribution.

                  The expenses in connection with the offering are as follows:

                  Item                                                                  Amount*
Registration
fee.................................................................................    $ 1,026
American Stock Exchange Listing expenses............................................     17,500
Printing expenses...................................................................      5,000
Legal fees and expenses.............................................................     25,000
Accounting fees and expenses........................................................     10,000
Miscellaneous expenses..............................................................      5,000
                                                                                        -------
              Total.................................................................    $63,526
                                                                                        =======

----------
* All amounts estimated except the registration fee and the American Stock Exchange Listing expenses.

Item 26. Recent Sales of Unregistered Securities.

         On November 21, 1995, the Company borrowed $1 million from an affiliate of Mr. Dearholt, a current director of the Company, under a one-year note payable in full on November 20, 1996. As part of this transaction, Mr. Dearholt guaranteed the Company's obligations under the $1 million promissory note. In consideration of the transaction, the Company issued warrants to each of Mr. Dearholt and the lender, which entitle each of them to purchase 10,000 shares of the Company's Common Stock at $3.00 per share, which represented the average trading price of the Company's Common Stock for the five trading days prior to the issuance of such warrants. The warrants expire on November 20, 2000.

         On March 12, 1996, the Company entered into an agreement with John A. Wundrock and Thomas J. Bonesho, two of its former directors. Pursuant to this agreement, the Company acknowledged the Mr. Wundrock and Mr. Bonesho incurred $67,186.87 of expenses in connection with the Company's special meeting proxy related to the approval of the sale of WPC Holdings, Inc., a former subsidiary of the Company, and the change in the Company's name. In accordance with this agreement, the Company agreed to reimburse Messrs. Wundrock and Bonesho for such expenses by issuing them 15,580 shares of the Company's Common Stock, representing the number of shares required to reimburse them for such expenses based on the last sale price of the Company's Common Stock on March 11, 1996.

         On March 25, 1996, the Company borrowed $1 million form Mr. Dearholt under a one-year note payable in full on April 25, 1997. As part of the transaction, the Company issued to Mr. Dearholt and his affiliate, warrants to purchase 200,000 and 20,000 shares of the Company's Common Stock, respectively, at $3.10 per share. The $3.10 per share price represented the average trading price of the Company's Common Stock for the five trading days immediately prior to the transaction. The warrants expire on March 25, 2001.

         On March 25, 1997, the Company refinanced its $1 million borrowing from Mr. Dearholt by extending the one-year note payable for an additional year to be payable in full on March 25, 1998. Then again on March 25, 1998, the Company and Mr. Dearholt agreed to extend the promissory note for an additional one year to be payable in full on March 25, 1999. As part of these transactions, on the date of each extension, the Company issued to Mr. Dearholt warrants to purchase 200,000 shares of the Company's Common Stock at exercise prices of $1.848 and $2.25 per share, respectively. These exercise prices represented the average trading price of the Company's Common Stock for the five trading days immediately prior to each of the refinancings. The warrants expire on the earlier of their exercise or five years after the date of their issuance.

         The Company believes that the sales described above were exempt from registration under section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act because such sales were made to a limited group of persons, each of whom was believed to have been a sophisticated investor and each of whom had a pre-existing business or personal relationship with the Company or its management and since each person was purchasing for investment without a view to further distribution. Restrictive legends were placed on all instruments evidencing the securities described above.

         On September 12, 1996, the Company completed a Regulation S offering to five offshore institutional investors selling to such investors 8% cumulative convertible debentures for an aggregate principal amount of $2 million. The debentures are convertible into the Company's Common Stock. In addition, the debenture holders received warrants to purchase 40,201 shares of the Company's Common Stock at an exercise price of $5.72 per share.

         On February 20, 1997, the Company sold $2,020,000 of 8% convertible debentures and related warrants to eight foreign investors pursuant to the exemption from the securities registration requirement provided by Regulation S promulgated under the Securities Act of 1933, as amended. The convertible debentures mature on January 31, 2000 and bear interest at 8% per annum, payable semiannually. The convertible debentures are convertible at the election of the holders into shares of Common Stock in accordance with their terms. As required by Regulation S, the Company offered and sold the convertible debentures and warrants in an offshore transaction only to non-U.S. persons. The Company did not use the services of an underwriter in this offering but, rather, European American Services, Inc. acted as a distributor for the offering. For its services as the distributor, European American Services, Inc. received a placement fee of 7% of the principal amount of the debentures sold. In connection with this Regulation S offering, the investors also received warrants to purchase a total of 67,333 shares of the Company's Common Stock at an exercise price of $5.00 per share.
The warrants expire on October 30, 1999.

         The Company believes the above transactions were exempt from the securities registration requirement pursuant to Regulation S promulgated under the Securities Act because such sales were made to nonresidents of the United States in an offshore transaction without any directed selling efforts made in the United States by the Company, any distributor or any of their respective affiliates or any persons acting on behalf of any of such parties. In addition, the Company believes it implemented all offering restrictions and complied with all of the terms and conditions of Regulation S which were imposed on the issuer of the securities as of the date of each offering.

         On July 29, 1997, the Company completed a private placement of 680,000 shares of Class A Convertible Preferred Stock--Series 1 (the "Series 1 Preferred Stock") to a group of accredited investors. Each share of the Series 1 Preferred Stock was sold for $2.50. In connection with this private placement, the Company issued to the placement agents in the offering warrants exercisable for a total of 52,000 shares of Common Stock at an exercise price of $2.50 per share. The Company also paid the placement agents a cash commission equal to 7% of the proceeds received by the Company from sales made by the placement agents. The Company raised approximately $1.6 million of proceeds, net of issuance costs of $96,252. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering in that the securities were sold in a private placement to only accredited investors, most of whom had a pre-existing personal or business relationship with the Company or its officers or directors and each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

         On December 31, 1997, the Company sold 729,927 shares of Class A Convertible Preferred Stock--Series 2 ("Series 2 Preferred Stock") and warrants to purchase 240,000 shares of the Company's Common Stock to three institutional accredited investors pursuant to section 4(2) of the Securities Act and Regulation D promulgated thereunder. Each share of Series 2 Preferred Stock was sold for $2.74. This private placement netted the Company $1.82 million, after deduction for expenses and commissions. in connection with this private placement, the Company issued to its placement agent in the offering warrants to purchase 4,000 shares of the Company's Common Stock at an exercise price of $4.11 per share. The Company also paid the placement agent a commission equal to 7% of the gross proceeds raised by the Company in this offering. The warrants issued to the investors are exercisable at an exercise price per share equal to the lesser of (a) $3.25 or
(b) the average of the three closing bid prices per share of the Company's Common Stock for any three consecutive trading days selected by the holder in the 30 consecutive trading day period ending on the trading day immediately prior to the date of exercise. Both the warrants issued to the investors and the warrants issued to the Company's placement agent in this offering expire on December 31, 2001. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering in that the securities were sold in a private placement to only sophisticated, institutional, accredited investors, each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

Item 27. Exhibits. The following exhibits are filed as part of this Registration Statement.

     Exhibit No.                            Description
         3.1               Amended and Restated Articles of Incorporation of the Company.1

         3.2               Amended and Restated By-Laws of the Company.2

         4.1               Amended and Restated Articles of Incorporation (same as Exhibit 3.1).1

         4.2               Articles II, VII and XI of the Amended and Restated By-Laws of the
                           Company (included in Exhibit 3.2).2

         4.3               Private Equity Line of Credit Agreement between the
                           Company and Kingsbridge Capital Limited dated
                           November 19, 1998.

         4.4               Registration Rights Agreement between the Company and
                           Kingsbridge Capital Limited dated as of November 19,
                           1998.

         4.5               Warrant to Purchase up to 200,000 shares of Common
                           Stock of the Company issued to Kingsbridge Capital
                           Limited as of November 19, 1998.

         10.1              Employment Agreement between John Wundrock and the Company dated
                           October 1, 1989.1

         10.2              Wisconsin Pharmacal Company, Inc. (k/n/a The Female Health Company)
                           1990 Stock Option Plan.3

         10.3 Commercial Building Lease dated May 1, 1992 covering the Jackson, Wisconsin, office and manufacturing facility.4

         10.4              Reality Female Condom Clinical Trial Data Agreement between the
                           Company and Family Health International dated September 24, 1992.5

         10.5              Trademark License Agreement for Reality Trademark.6

         10.6              Office space lease between the Company and John Hancock Mutual Life
                           Insurance Company dated June 1, 1994.7

         10.7              Employment Agreement dated September 10, 1994 between the Company and
                           Dr. Mary Ann Leeper.8

         10.8              1994 Stock Option Plan.9

         10.9              Investor relations and development services Consulting Agreement between the Company and C.C.R.I. Corporation dated March 13, 1995.10

         10.10             Consultant Warrant Agreement dated March 13, 1995 between the Company and C.C.R.I. Corporation, as amended on April 22, 1996.11

         10.11 Offshore Securities Subscription Agreement for the sale of 370,000 shares of Company Common Stock dated
                           February 7, 1995.10

         10.12 Offshore Securities Subscription Agreement for the sale of 100,000 shares of Company Common Stock dated
                           February 7, 1995.10

         10.13 Offshore Securities Subscription Agreement for the sale of 500,000 shares of Company Common Stock dated
                           February 7, 1995.10

         10.14             Settlement Agreement and Mutual Release of All Claims between WPC
                           Holdings, Inc., Reflect, Inc. and the Company dated June 15, 1995.11

         10.15             Stock Purchase Agreement by and between WPC Acquisition Corporation and the Company dated June 20, 1995.12

         10.16 Agreement relating to the acquisition of the entire issued share capital of Chartex Resources Limited and exhibits thereto.13

         10.17             Company Promissory Note payable to Stephen M. Dearholt for $1 million dated March 25, 1996 and related Note Purchase and Warrant Agreement,
                           Warrants and Stock Issuance Agreement.12

         10.18             Outside Director Stock Option Plan.11

         10.19             Exclusive Distribution Agreement between Chartex International Plc and Taiho Pharmaceutical Co., Ltd. dated October 18, 1994.14

         10.20             Supply Agreement between Chartex International Plc and Deerfield
                           Urethane, Inc. dated August 17, 1994.14

         10.21             Employment Letter dated February 28, 1990 from Chartex Resources Ltd.
                           to Michael Pope and Board amendments thereto.14

       10.22               Grant Letter dated March 7, 1996 from the Government Office for
                           London of the Secretary of State of Trade and Industry regarding economic development grant to the Company.14

       10.23               Letter Amendment to Asset Sale Agreement dated April 29, 1996 between the Company and Dowty Seals Limited and Chartex International Plc.14

       10.24               Form of Offshore Securities Subscription Agreement entered into between the Company and certain foreign investors on September 12,
                           1996.15

       10.25 Form of 8% Convertible Debenture due August 31, 1999 issued by the Company to certain foreign investors on September 12, 1996.15

       10.26               Form of Warrant issued by the Company to certain foreign investors as of September 12, 1996.15

       10.27 Fund Raising Agreement dated May 1, 1998 by and between Hartinvest-Medical Ventures and the Company.

       21                  Subsidiaries of Registrant.

       23                  Consent of McGladrey & Pullen, LLP


-----------------------

[FN]
1 Incorporated herein by reference to the Company's Registration Statement on Form S-18, Registration No. 33-35096, as filed with the Securities and Exchange Commission on May 25, 1990.

2        Incorporated herein by reference to the Company's 1995 Form 10-KSB.

3        Incorporated herein by reference to the Company's December 31, 1990
         Form 10-Q.

4        Incorporated herein by reference to the Company's June 30, 1992 Form
         10-Q.

5 Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1, Registration No. 33-51586, as filed with the Securities and Exchange Commission on September 28, 1992.

6        Incorporated herein by reference to the Company's 1992 Form 10-KSB.

7        Incorporated herein by reference to the Company's June 30, 1994 Form
         10-Q.

8 Incorporated herein by reference to the Company's Registration Statement on Form S-2, Registration No. 33-84524, as filed with the Securities and Exchange Commission on September 28, 1994.

9        Incorporated herein by reference to the Company's 1994 Form 10-KSB.

10       Incorporated herein by reference to the Company's March 31, 1995 Form
         10-Q.

[FN]
11 Incorporated herein by reference to the Company's Form S-1 Registration Statement filed with the Securities and Exchange Commission on April 23, 1996.

12       Incorporated herein by reference to the Company's June 30, 1995 Form
         10-Q.

13 Incorporated herein by reference to the Company's Current Report on Form 8-K dated November 20, 1995.

14 Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Company's Form S-1 Registration Statement filed with the Securities and Exchange Commission on June 5, 1996.

15       Incorporated herein by reference to the Company's 1996 Form 10-K.
[FN]


     Item 28. Undertakings.

     The small business issuer hereby undertakes as follows:

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) File, during any period in which offers and sales of securities may be made pursuant to this registration, a post-effective amendment to this registration statement to:

     (i) include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii) include any additional or changed material information on the plan of distribution.

     (c) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (d) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

                  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Chicago, State of Illinois, on the 1st day of December, 1998.


                              THE FEMALE HEALTH COMPANY

                              BY /s/ O.B. Parrish

                              Its Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:



Signature                                    Title                                   Date

      /s/ O.B. Parrish                       Chairman of the Board, Chief            December 1, 1998
_________________________________            Executive Officer, acting
         O.B. Parrish                        Principal Financial Officer,
                                             acting Principal Accounting
                                             Officer and Director


  /s/ William R. Gargiulo, Jr.               Secretary and Director                  December 1, 1998
_________________________________
      William R. Gargiulo, Jr.

    /s/ Mary Ann Leeper, Ph.D.               President and Chief Operating           December 1, 1998
_________________________________            Officer and Director
        Mary Ann Leeper, Ph.D.


_________________________________            Director                                __________, 1998
          David R. Bethune


     /s/ Stephen M. Dearholt
_________________________________            Director                                December 1, 1998
       Stephen M. Dearholt


                                  EXHIBIT INDEX


                                                                                                 Page
   Exhibit Number                         Description                                           Number
      4.3           Private Equity Line of Credit Agreement between the Company and
                    Kingsbridge Capital Limited dated November 19, 1998

      4.4           Registration Rights Agreement between the Company and Kingsbridge
                    Capital Limited dated November 19, 1998

      4.5           Warrant to purchase up to 200,000 shares of Common Stock of the
                    Company issued to Kingsbridge Capital Limited as of November 19,
                    1998

    10.27           Fund-Raising Agreement dated May 1, 1998 by and between
                    Hartinvest-Medical Ventures and the Company

       21           Subsidiaries of Registrant

       23           Consent of McGladrey & Pullen, LLP